Exhibit 10.11
Execution Version

LOAN AGREEMENT
between
IC MYRTLE BEACH LLC,
as Borrower,
IC MYRTLE BEACH OPERATIONS LLC (F/K/A IC MYRTLE BEACH TRS LLC)
as Operating Lessee,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

Entered into as of December 30, 2014

i

(continued)

(continued)

(continued)

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		Page
12.26	WAIVER OF JURY TRAIL	66
12.27	Limitation on Personal Liability of Shareholders, Partners and Members	66

LOAN AGREEMENT
THIS LOAN AGREEMENT (“Agreement”) is entered into as of December 30, 2014, by and between IC Myrtle Beach LLC, a Delaware limited liability company (“Borrower”), IC Myrtle Beach Operations LLC, a Delaware limited liability company (f/k/a IC Myrtle Beach TRS LLC) (“Operating Lessee”), and Wells Fargo Bank, National Association (“Lender”).
R E C I T A L S
A.    Borrower is the fee owner of certain real property located at 3200 South Ocean Boulevard, Myrtle Beach, South Carolina, including an approximately 491-room resort currently known as the Springmaid Beach Resort, together with the approximately 187 campsites adjacent thereto, as more particularly described in Exhibit A hereto (collectively with all improvements now or hereafter existing thereon, the “Property”).
A.    Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the amounts described below.
NOW, THEREFORE, Borrower and Lender agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Defined Terms.
The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.
“Account Collateral” means and includes (i) all cash, instruments, securities and Funds on deposit in the Accounts, (ii) all investments of funds in the Accounts and all certificates, securities and instruments evidencing any such investments of funds in or from the Accounts and (iii) all interest, dividends, cash, instruments and other property received as Proceeds or otherwise of, or in substitution or exchange for, any collateral described in (i) and (ii) above.
“Accounts” means (i) the Borrower’s Account, (ii) the Borrower’s Funds Account (iii) the FF&E Reserve Account, (iv) the Interest Reserve Account, (v) the Seasonal Working Capital Reserve Account, (vi) the Owner’s Remittance Account and any other account of Borrower described in any Loan Document.
“Accounts Payable” means amounts payable by Borrower to another Person.
“Accounts Receivable” means amounts due to Borrower from another Person, customarily for the sale of a good or services.
“Acquisition Fee” means the fee to be paid to Development Manager pursuant to the terms of the Development Management Agreement.

“ADA” means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq. as now or hereafter amended or modified.
“Adjusted NOI” means, for the trailing period of twelve (12) months ending on the day as of which such Adjusted NOI is to be determined, the amount by which (a) Gross Operating Revenues for such period exceeds (b) the sum of Adjusted Operating Expenses for such period.
“Adjusted Operating Expenses” means, for any period of time, Gross Operating Expenses for such period, subject to the following adjustments: (a) management fees shall be equal to the greater of (i) the actual Base Management Fees incurred with respect to such period and (ii) an amount equal to three percent (3.0%) of Gross Operating Revenues for such period; (b) provided that they are fully subordinate to the Loan, Incentive Management Fees shall not be included in Adjusted Operating Expenses; (c) FF&E Reserves shall be equal to the greater of (i) actual FF&E Reserves provided for in the Management Agreement or Franchise Agreement (if applicable) and (ii) an amount equal to four percent (4.0%) of Gross Operating Revenues for such period; (d) any REIT Operating Expenses for such period shall not be included in the calculation of Adjusted Operating Expenses.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.
“Agreement” has the meaning ascribed to such term in the preamble hereto.
“Allocated Share” means at any given time and from time to time, an amount expressed as a percentage that is calculated by dividing ninety percent (90%) of the cost basis of the Property by the cost basis of all real property owned directly or indirectly by KBS REIT or KBS Strategic Opportunity Limited Partnership II.
“Annual Budget” has the meaning ascribed to such term in Section 9.3.
“Appraisal” – means a written appraisal prepared by an independent MAI appraiser acceptable to Lender and subject to Lender’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.
“Architect” means any architect retained by Borrower or Operating Lessee in connection with the Renovations.
“Architect’s Agreement” means any agreement entered into or to be entered into between Borrower and/or Operating Lessee and an Architect with respect to the design of any of the Renovations.
“Asset Management Agreement” means that certain Asset Management Agreement dated as of December 30, 2014, between Borrower, Operating Lessee and Asset Manager, or any replacement asset management agreement (the terms and conditions of which shall be subject to the prior written approval of Lender in its reasonable discretion, which may be conditioned upon

Lender’s receipt of a replacement Asset Management Agreement Subordination Agreement) entered into with respect to the asset management of the Propert y.
“Asset Management Agreement Subordination Agreement” means that certain Assignment, Consent and Subordination of Asset Management Agreement between Asset Manager, Borrower, Operating Lessee and Lender, or any replacement assignment, consent and subordination of asset management agreement entered into by any replacement asset manager in connection with a replacement asset management agreement, in form and substance reasonably satisfactory to Lender.
“Asset Manager” means Integrated Capital, LLC, a California limited liability company, and any replacement asset manager (which shall be subject to the prior written approval of Lender in its reasonable discretion) engaged as asset manager with respect to the Property.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.
“Base Management Fees” means the “Base Fee” payable to Manager under the Management Agreement.
“Borrower” means IC Myrtle Beach LLC, a Delaware limited liability company.
“Borrower Member” means KBS SOR II IC Myrtle Beach Property LLC, a Delaware limited liability company.
“Borrower’s Account” means an account with Lender, having the account number 4126175744, in the name of Borrower or Borrower’s designee into which all Loan proceeds will be deposited.
“Borrower’s Funds” means all amounts deposited as In-Balance Payments.
“Borrower’s Funds Account” means a demand deposit account reserved and to be established with Lender upon demand, in the name of Borrower for the benefit of Lender, or such other name as Lender may direct in writing, in to which all Borrower’s Funds from time to time shall be deposited by Borrower.
“Business Day” means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Campsite Parcel” means, collectively, Parcel 1, Parcel 3 and Parcel 4 identified in the legal description attached hereto as Exhibit A.
“Chattel Paper” has the meaning ascribed to such term in the Uniform Commercial Code.
“Collateral” has the meaning ascribed to such term in Section 2.13.

“Complete”, “Completed” or “Completion” means completion of the Renovations, which shall be deemed to have occurred upon: (i) Lender’s receipt of a written statement or certificate executed by each Contractor that is a party to a Major Renovation Agreement or other appropriate party reasonably approved by Lender certifying, without qualification or exception (other than punchlist items), that the portion of the Renovations subject to such Major Renovation Agreement are substantially completed; (ii) Lender has received evidence, reasonably satisfactory to Lender, of Borrower’s compliance with all inspection and approval requirements of governmental authorities applicable to the Renovations; (iii) Lender’s receipt of all certificates of occupancy required for occupancy and operation of the applicable portions of the Renovations; (iv) Rebranding has occurred; (v) [intentionally omitted] (vi) Lender’s receipt of other close-out items as reasonably required and approved by Lender which are customarily delivered in connection with construction loan disbursements; (vii) Lender’s receipt and approval of such other evidence of lien-free and defect-free completion as Lender may reasonably request and deem satisfactory, including, without limitation, Lender’s inspection of the Renovations to confirm completion in accordance with the Plans and Specifications.
“Completion Date” means September 30, 2016, which date may be extended due to force majeure pursuant to Section 4.2 or otherwise in Lender’s sole discretion.
“Completion Guaranty” means that certain Completion Guaranty of even date herewith executed by Guarantor in favor of Lender, as the same may be amended, supplemented, modified and/or restated and in effect from time to time.
“Compliance Certificate” has the meaning ascribed to such term in Section 9.6.
“Construction Agreement” means any agreement entered into or to be entered into between Borrower and/or Operating Lessee and a Contractor with respect to the design and/or construction of any of the Renovations.
“Contractor” means any entity (other than an Architect) engaged by Borrower and/or Operating Lessee to design and/or construct any of the Renovations pursuant to a Construction Agreement.
“Contracts” means all contracts, agreements, warranties, guaranties and representations relating to or governing the use, occupancy, operation, management, name or chain affiliation and/or guest reservation, repair and service of the Property, and all leases, occupancy agreements, concession agreements, and commitments to provide rooms or facilities in the future, including all amendments, modifications and supplements to any of the foregoing.
“Control” means, with respect to any Person, the power to direct the management, operation and business of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.
“Debt Service” means, as of the date of calculation, an amount equal to the greater of (a) the product obtained by multiplying (i) the outstanding principal amount of the Loan (or for purposes of calculating DSCR pursuant to Section 3.8, the entire commitment amount of the Loan) by (ii) ten percent (10%) or (b) the amount that would be due during the following twelve-month period (principal and interest) assuming that the outstanding principal amount of the Loan

(or for purposes of calculating the DSCR pursuant to Section 3.8, the entire commitment amount of the Loan) is amortized over twenty-five (25) years with an interest factor equal to the then prevailing rate on ten (10) Year U.S. Treasury Bonds, plus three percent (3.00%).
“Default” has the meaning ascribed to such term in Section 10.1.
“Development Fee” means the fee to be paid to Development Manager pursuant to the terms of the Development Management Agreement.
“Development Management Agreement” means that certain Development Services Agreement dated as of December 30, 2014, between Borrower, Operating Lessee and Development Manager, or any replacement development management agreement (the terms and conditions of which shall be subject to the prior written approval of Lender in its reasonable discretion, which may be conditioned upon Lender’s receipt of a replacement Development Management Agreement Subordination) entered into with respect to the development of the Property.
“Development Management Subordination” means that certain Assignment, Consent and Subordination of Development Management Agreement between Development Manager, Borrower, Operating Lessee and Lender, or any replacement assignment, consent and subordination of development management agreement entered into by any replacement development manager in connection with a replacement development management agreement or development services agreement, in form and substance reasonably satisfactory to Lender.
“Development Manager” means Integrated Capital, LLC, a California limited liability company, and any replacement development manager (which shall be subject to the prior written approval of Lender in its reasonable discretion) engaged as development manager with respect to the Property
“Distributions” with respect to Borrower or Operating Lessee, means any distribution of money to any equity owner or Affiliate of Borrower or Operating Lessee, whether in the form of earnings, income or other proceeds, repayment of any principal or interest on any loan or other advance made to Borrower or Operating Lessee by any such equity owner or Affiliate, or loan or advance by Borrower or Operating Lessee of any funds to any such equity owner or Affiliate.
“DSCR” means, as of the applicable DSCR Test Date, DSCR Quarterly Test Date or DSCR Non-Quarterly Test Date, (i) Adjusted NOI divided by (ii) Debt Service as of such date for the corresponding twelve consecutive month period.
“DSCR Hurdle” means (a) for the DSCR Test Date occurring on December 31, 2016, a DSCR of not less than 1.00x, (b) for the DSCR Test Date occurring on June 30, 2017, a DSCR of not less than l.10x, (c) for the DSCR Test Date occurring on December 31, 2017, a DSCR of not less than l.20x, and (d) for the DSCR Test Date occurring on June 30, 2018 and each DSCR Test Date thereafter, a DSCR of not less than l.30x.
“DSCR Non-Quarterly Test Date” means the last day of any calendar month for which the Borrower has sufficient information (including, without limitation, historical operating statements) necessary to determine the applicable DSCR in connection with a Partial Release or Borrower’s election to exercise the First Option to Extend or the Second Option to Extend.
“DSCR Quarterly Test Date” means the last day of any calendar quarter following the Completion of the Renovations for which the Borrower has sufficient information (including, without limitation, historical operating statements) necessary to determine the DSCR in connection with the disbursement of any remaining Loan proceeds.
“DSCR Reporting Date” means the twenty-fifth (25th) day after each DSCR Test Date, each DSCR Quarterly Test Date, and each DSCR Non-Quarterly Test Date, as applicable.
“DSCR Shortfall” means (a) with respect to any DSCR Test Date as of which Borrower has failed to satisfy the DSCR Hurdle, an amount equal to the principal of the Loan that would be required to have been repaid as of such DSCR Test Date to cause the DSCR Hurdle to be satisfied as of such DSCR Test Date or (b) with respect any failure to satisfy the applicable Extension DSCR Hurdle under Section 2.10 or Section 2.11, an amount equal to the principal of the Loan that would be required to have been repaid as of the applicable DSCR Non-Quarterly Test Date to cause the applicable Extension DSCR Hurdle to be satisfied as of such date.
“DSCR Test Date” means the last day of each December and June, commencing with December 31, 2016.
“Effective Date” has the meaning ascribed to such term in Section 2.4.
“Effective Rate” has the meaning ascribed to such term in the Note.
“Equipment” has the meaning ascribed to such term in the Uniform Commercial Code.
“Equity Contribution Guaranty” means that certain Equity Contribution Guaranty dated of even date herewith, executed by Guarantor in favor of Lender, as the same may be amended, supplemented, modified and /or restated and in effect from time to time.
“Extended Maturity Date” means the First Extended Maturity Date or Second Extended Maturity Date, as applicable.
“Extension DSCR Hurdle” means (i) in connection with Borrower’s exercise of the First Option to Extend, 1.10x, and (ii) in connection with Borrower’s exercise of the Second Option to Extend, 1.30x.
“FF&E” all furnishings, furniture, fixtures, machinery, apparatus, equipment, fittings, appliances, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, china, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, computers, monitors, printers, other computer equipment, wireless internet equipment, in-room internet equipment, fiber optic or other internet cable, audio visual equipment, speakers, sound systems, entertainment systems, “disc jockey” systems, projectors, fitness equipment, free weights, treadmills, stationary bicycles, “stairmasters”, weight machines, spa equipment, massage tables, beauty treatment supplies, hair styling equipment, saloon equipment, sun beds, medical equipment, automobiles, tractors, trailers, golf carts, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), building supplies and materials, chattels, goods, consumer goods, inventory, other customary hotel equipment, warranties, chattel paper, documents, accounts, general intangibles, trade names (if any) including the name “Springmaid”, trademarks, servicemarks, logos (including any names or symbols by which the Property is known) and goodwill related thereto, and all other articles of personal property of every kind and nature whatsoever, tangible or intangible, now, heretofore or hereafter arising out of or related to the ownership of the Property, or acquired with proceeds of the Loan, or located in, on or about the Property, or used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Property, excluding any personal property owned by the tenants of the Property; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing.
“FF&E Expenses” means the costs of FF&E actually incurred by Borrower in accordance with the terms of the Management Agreement (or any Franchise Agreement, if applicable) and (i) provided for in the Annual Budget in accordance with this Agreement, or, (ii) if not in the Annual Budget, reasonably acceptable to Lender and Manager (or any franchisor, if applicable).
“FF&E Reserve Account” means the account in which the FF&E Reserves are set aside, which account is identified on Schedule 8.15 hereto.
“FF&E Reserves” means amounts reserved to pay expenses relating to (a) the general acquisition and installation of FF&E, (b) the replenishment of FF&E and (c) the completion of certain work to be performed by Borrower under the Management Agreement (or any Franchise Agreement, if applicable) relating to FF&E.
“First Extended Maturity Date” means December 30, 2018.
“First Extension Loan-to-Value Percentage” has the meaning ascribed to such term in Section 2.10(h).
“First Option to Extend” means Borrower’s option, subject to the terms and conditions of Section 2.10, to extend the term of the Loan from the Maturity Date to the First Extended Maturity Date.
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¹ In Section 9.3, Lender’s approval of the Annual Budget only applies during a Default.

“Franchise Agreement” means any franchise agreement (which shall be subject to the prior written approval of Lender in its sole discretion), entered into after the Effective Date with respect to the franchise branding of the Property; provided, “Franchise Agreement” will not include any Management Agreement, whether or not such Management Agreement includes intellectual property licenses.
“Funds” means all money, checks, drafts, instruments, items or other things of value from time to time paid, held or deposited in or to be deposited in (whether for collection or otherwise), or credited to (whether provisionally or otherwise) the Accounts.
“GAAP” means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
“General Intangibles” has the meaning ascribed to such term in the Uniform Commercial Code.
“Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
“Gross Operating Expenses” means with respect to the Property for any period, the sum of all costs and expenses of operating, maintaining, directing, managing and supervising such Property computed on an accrual basis (excluding, (i) depreciation, amortization or any other similar expense of a non-cash nature, (ii) any debt service, (iii) any capital expenditures in connection with such Property that are required to be capitalized under GAAP, (iv) any taxes payable by KBS REIT, KBS Operating Partnership or KBS SOR II Myrtle Beach TRS JV, LLC on portfolio income and, (v) income or similar taxes) incurred by Borrower, Operating Lessee or Manager pursuant to the applicable Management Agreement, or as otherwise specifically provided therein, which are properly attributable to the period under consideration under the Borrower’s system of accounting, including without limitation: (a) the cost of all food and beverages sold or consumed and of all necessary china, glassware, linens, flatware, uniforms, utensils and other items of a similar nature (“Operating Equipment”) and paper supplies, cleaning materials and similar consumable items (“Operating Supplies”) placed in use (other than reserve stocks thereof in storerooms); (b) salaries and wages of personnel of such Property, including costs of payroll taxes and employee benefits; (c) the cost of all other goods and services obtained by Borrower, Operating Lessee or Manager in connection with its operation of such Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with Equipment used in the operation of the Property; (d) the cost of repairs to and maintenance of such Property other than of a capital nature as determined in accordance with GAAP; (e) insurance premiums for general liability insurance, workers’ compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the operation of such Property (as distinguished from any property damage insurance on such Property building or its contents) and losses incurred on any self-insured risks of the foregoing types, provided that, Borrower, Operating Lessee and Manager have specifically approved in advance such self-insurance or insurance is unavailable to cover such risks; (f) all real estate and personal property taxes, assessments, water rates or sewer rents, now hereafter levied or assessed or imposed against such Property or part thereof and other charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Borrower, Operating Lessee or Manager with respect to the operation of such Property; (g) the allocated amount of legal fees and fees of any firm of independent certified public accounts designated from time to time only to the extent related to the operation of such Property; (h) the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, legal, functional, decorating, design or construction problems and activities; (i) the amount of all expenses for advertising such Property and all expenses of sales promotion and public relations activities or any other similar expense of a non-cash nature; (j) the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to the Property; (k) the cost associated with any retail leases or operating leases; (l) any management fees, basic and incentive fees or other fees and reimbursables paid or payable to the Manager under the Management Agreement; (m) any franchise fees or other fees and reimbursables paid or payable to the franchisor under any Franchise Agreement, if applicable; (n) any ground rents; and (o) all costs and expenses of owning, maintaining, conducting and supervising the operation of such Property to the extent such costs and expenses are not included above. Notwithstanding anything to the contrary in the foregoing, in no event shall any amounts paid by Operating Lessee to Borrower pursuant to the Operating Lease be deemed Gross Operating Expenses, Recurring expenses, which are not paid monthly, shall be account for monthly, without duplication, on an accrual basis. Upon Borrower’s request, Lender, in its discretion, may approve adjustments to Gross Operating Expenses to account for seasonal or extraordinary expenses that, taking into account the average over the prior three (3) calendar years, could overstate Gross Operating Expenses upon annualizing such expenses.
“Gross Operating Revenues” means with respect to the Property for any period, without duplication, all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Borrower, Operating Lessee or Manager (without duplication) for the use, occupancy or enjoyment of such Property, or any part thereof, or received by Borrower or Manager for the sale of any goods, services or other items sold on or provided from such Property in the ordinary course of such Property’s operation, during such period including without limitation: (a) all income and proceeds received from any lease (including any lease of space on the Campsite Parcel), operating lease (without duplication) and rental of rooms, exhibit, sales, commercial, meeting, conference or banquet space within such Property, including parking revenue, and income from vending machines, spa treatments, health club fees; (b) all income and proceeds received from food and beverage operations and from catering services conducted from such Property even though rendered outside of such Property; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of such Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in restoration of such Property); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Operating Revenues” if received in the ordinary course of such Property’s operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); and (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs; but excluding, (1) gross receipts received by lessees, licensees or concessionaires of such Property; (2) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of such Property’s operation; (3) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of such Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (4) awards (except to the extent provided in clause (d) above); (5) refunds of amounts not included in Gross Operating Expenses at any time; (6) gratuities collected by employees at such Property; (7) the proceeds of any financing; (8) other income or proceeds resulting other than from the use or occupancy of such Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from such Property in the ordinary course of business; and (9) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues. Notwithstanding anything to the contrary in the foregoing, in no event shall any amounts received by Borrower from Operating Lessee pursuant to the Operating Lease be deemed Gross Operating Revenues.
“Guarantor” means, as the context shall require, KBS SOR US Properties II LLC, a Delaware limited liability company, and any other Person that, in any manner, is or becomes obligated to Lender under any Guaranty.
“Guaranty” means the Non-Recourse Guaranty, the Completion Guaranty, the Equity Contribution Guaranty, and any other guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).
“Hazardous Materials” has the meaning ascribed to such term in Section 7.1(a).
“Hazardous Materials Claims” has the meaning ascribed to such term in Section 7.1(c).
“Hazardous Materials Laws” has the meaning ascribed to such term in Section 7.1(b).
“In-Balance” means, with respect to the Loan, Lender’s reasonable determination from time to time that any undisbursed Loan funds together with all sums, if any, to be provided by Borrower as shown in the Renovation Budget, shall be at all times equal to or greater than the amount which Lender from time to time reasonably determines necessary to pay, through Completion, all costs of completion of the Renovations in accordance with the Loan Documents.
“In-Balance Payments” means all payments required under Section 3.2(a).
“Incentive Management Fees” means all incentive management fees payable to Manager under the Management Agreement.
“Indemnitor” means Guarantor, Borrower, and any other Person that, in any manner, is or becomes obligated to Lender under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Initial Disbursement” means $26,000,000, to be disbursed to Borrower on the Effective Date.
“Interest Reserve Account” means the account established with Lender into which Borrower shall deposit amounts required under Section 8.21.
“Inventory” has the meaning ascribed to such term in the Uniform Commercial Code, together with and including within the term “Inventory” (a) items which would be entered on a balance sheet under the line items for “Inventory” and (b) “china, glassware, silver, linen and uniforms” under the Uniform System of Accounts.
“KBS Operating Partnership” means KBS Strategic Opportunity Limited Partnership II, a Delaware limited partnership.
“KBS REIT” means KBS Strategic Opportunity REIT II, Inc., a Maryland corporation.
“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Operating Lessee or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Operating Lessee, at any time in force affecting Borrower, Operating Lessee or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
“Lender” means Wells Fargo Bank, National Association.
“Letter of Credit” means a standby letter of credit (and any amendment thereof) that (a) is issued by a bank acceptable to Lender, (b) has an expiry date not earlier than the earlier to occur of: (i) ninety (90) days after the then-current Maturity Date of the Loan); and, (ii) one (1) year from its issuance, (c) may be drawn upon by presentation by Lender of a sight draft at a location satisfactory to Lender, and (d) is otherwise satisfactory to Lender in its sole discretion.
“LIBO Rate” has the meaning ascribed to such term in the Note.
“Licenses” has the meaning ascribed to such term in Section 6.15.
“Loan” means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: THIRTY EIGHT MILLION DOLLARS ($38,000,000).
“Loan Documents” means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan-to-Value Percentage” has the meaning ascribed to such term in Section 8.27.
“Lockout Date” has the meaning ascribed to such term in Section 2.6.
“Major Renovation Agreement” means (a) any Architect’s Agreement which provides for fees to be paid to such Architect equal to or greater than One Hundred Thousand and No/100 Dollars ($100,000.00), or (b) any Construction Agreement which provides for an aggregate contract price equal to or greater than One Million and No/100 Dollars ($1,000,000.00).
“Major Scope Renovations” means any portion of the Renovations covered by a Construction Agreement that constitutes a Major Renovation Agreement.
“Management Agreement” means that certain Management Agreement between Operating Lessee and Manager dated as of December 30, 2014, and any replacement management agreement (the terms and conditions of which shall be subject to the prior written approval of Lender in its sole discretion and Lender’s receipt of a replacement Management Agreement SNDA) entered into with respect to the management of the Property.
“Management Agreement SNDA” means that certain Assignment, Subordination, Non-Disturbance and Attornment Agreement dated as of December 30, 2014, between Lender, Borrower, Operating Lessee and Manager, and any replacement subordination, non-disturbance and attornment agreement entered into by any replacement manager in connection with a replacement management agreement in form and substance reasonably satisfactory to Lender.
“Manager” means Doubletree Management LLC, a Delaware limited liability company, or any replacement manager (which shall be subject to the prior written approval of Lender in its sole discretion) engaged to manage the Property.
“Maturity Date” means the Original Maturity Date, or, in the event that Borrower exercises the First Option to Extend and/or the Second Option to Extend in accordance with the terms hereof, the First Extended Maturity Date, or the Second Extended Maturity Date, as applicable.
“Minor Change Order” means a change order that does not (i) result in an increase of construction costs for the Renovations in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) for any single change order or in excess of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for all such change orders; (ii) constitute a material change in the building material or equipment specifications, or in the architectural or structural design, value or quality of any of the Renovations, or (iii) adversely affect the structural integrity, quality of building materials, or overall efficiency of operating systems of the Renovations or the Property.
“Mortgage” means any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, leasehold mortgage, leasehold deed of trust, any amendment to or amendment and restatement of any of the preceding, including without limitation, that certain Fee and Leasehold Construction Mortgage, Assignment, Security Agreement, and Financing Statement of even date herewith executed by Borrower and Operating Lessee, as mortgagor, to Lender, as mortgagee, as the same may be hereafter amended, supplemented, replaced or modified.

“Non-Recourse Guaranty” means that certain Limited Guaranty of even date herewith executed by Guarantor in favor of Lender, as the same may be amended, supplemented, modified and/or restated and in effect from time to time.
“Note” means that certain Promissory Note Secured by Mortgage of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.
“Operating Lease” means that certain Lease dated as of December 30, 2014, between Borrower, as landlord, and Operating Lessee, as tenant.
“Operating Lessee” means IC Myrtle Beach Operations, LLC, a Delaware limited liability company (f/k/a IC Myrtle Beach TRS LLC).
“Operating Lessee Member” means KBS SOR II IC Myrtle Beach Operations LLC, a Delaware limited liability company.
“Operating Statement” has the meaning ascribed to such term in Section 9.5(a).
“Option to Extend” means the First Option to Extend and/or the Second Option to Extend.
“Original Maturity Date” means December 30, 2017.
“Other Related Documents” means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.
“Owner’s Disbursements” means all amounts required to be distributed by Manager to Borrower or Operating Lessee pursuant to Section 5.04.3 of the Management Agreement (or such similar amounts required to be disbursed to Borrower or Operating Lessee pursuant to any replacement Management Agreement).
“Owner’s Remittance Account” the account established with Lender into which Owner’s Disbursements shall be deposited as and when required by Section 8.19.
“Participant” has the meaning ascribed to such term in Section 12.13.
“Permitted Transfer” has the meaning ascribed to such term in Section 11.2(b).
“Person” means any individual, entity, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity or governmental authority.
“Personal Property” means the Accounts, Chattel Paper, Contracts, Equipment, General Intangibles, Inventory, FF&E, vehicles and cash on hand at the Property; together with all books, records and files relating to any of the foregoing.

“Plans and Specifications” means the plans and specifications for the Renovations heretofore or hereafter delivered to and approved by Lender, as amended in accordance with the terms and conditions of this Agreement.
“Proceeding” has the meaning ascribed to such term in Section 8.11.
“Proceeds” has the meaning ascribed to such term in the Uniform Commercial Code, and shall include, without limitation, whatever is receivable or received when Account Collateral or proceeds thereof is sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto (whether or not Lender is loss payee thereof) and all rights to payment with respect to any cause of action relating to any of the Account Collateral.
“Prohibited Equity Transfer” has the meaning ascribed to such term in Section 11.2(a).
“Prohibited Property Transfer” has the meaning ascribed to such term in Section 11.1(a).
“Property” shall have the meaning ascribed to such term in Exhibit A.
“Property Improvement Plan” or “PIP” means any property improvement plan implemented with respect to the Property pursuant to the terms of the Management Agreement or any Franchise Agreement.
“Qualified Counterparty” means a financial institution whose senior long term debt is rated A+ or better by Standard & Poor’s Ratings Group, or rated A1 or better by Moody’s Investors Service, Inc., and which is otherwise confirmed in writing by Lender as being reasonably acceptable to Lender.
“Rebranding” means that Manager has included the Property as a “DoubleTree” hotel on Manager’s (or its Affiliate’s) reservation system and has opened the Property to the public as a “DoubleTree” hotel.
“REIT Operating Expenses” means the Allocated Share of all actual costs, expenses and/or amounts incurred by, or payable or reimbursable by, KBS REIT, KBS Strategic Opportunity Limited Partnership II or KBS SOR II Myrtle Beach TRS JV, LLC for any of the following: (a) charged and fees charged by banks, audit fees, tax preparation fees, legal fees, transfer agent fees, accounting consulting fees related to emerging technical pronouncements, tax consulting fees relating to REIT issues, due diligence costs and fees arising from the state and local taxes, fees and expenses incurred in connection with annual corporate filings, and local, state and federal income taxes, and (b) professional fees related to corporate structuring and/or filings, consulting fees and filing fees arising from SEC reporting requirements including, without limitation, 10K filings, 10Q filings, and 8K filings, consulting fees and other fees and costs related to Sarbanes-Oxley 404, Dodd-Frank Wall Street Reform and Consumer Protection Act or any similar compliance requirements.
“Related Person” means Guarantor and any insider or affiliate (or insider or affiliate of any such insider or affiliate) of Borrower, determined by assuming that: (a) Borrower or

Guarantor or other affiliate or insider was a debtor at the time of determination of Related Person status; and (b) the terms “affiliate”, “insider” and “debtor” have the meanings provided for those terms by Section 101 of the federal Bankruptcy Code.
“Release Price” means an amount that, when applied to the outstanding principal balance of the Loan, would result in each of the following conditions being satisfied: (i) the Borrower will have at least forty percent (40%) cash equity invested in the portion of the Property that will remain collateral for the Loan, as determined by Lender, (ii) the commitment amount of the Loan (disbursed and undisbursed) will be no greater than sixty percent (60%) of the “as-is” fair market value of the Property that will remain collateral for the Loan, as determined by an Appraisal ordered by Lender at Borrower's expense and with a valuation date not more than sixty (60) days prior to the date of the requested Partial Release, and (iii) the DSCR (calculated without giving effect to Gross Revenues or Gross Operating Expenses relating to the Campsite Parcel will be no less than the greater of (a) 1.30x and (b) the DSCR as of the DSCR Test Date or DSCR Non-Quarterly Test Date (whichever occurs most proximately to the date on which the Partial Release is to be effectuated) occurring immediately prior to the date of the requested Partial Release.
“Renovation Budget” means, initially, the Renovation Budget attached hereto as Exhibit J, as the same shall be revised and updated by Borrower and approved by Lender in its reasonable discretion prior to making any disbursement of Loan proceeds to Borrower after the Initial Disbursement. Lender shall approve or disapprove any revisions to the Renovation Budget within seven (7) Business Days after Borrower has submitted to Lender the proposed revised Renovation Budget and, unless Lender within such seven (7) Business Day period gives Borrower a written notice of approval or disapproval, Lender shall be deemed to have approved the revised Renovation Budget. The Renovation Budget is subject to further revisions and updates pursuant to Section 3.7.
“Renovations” means the work to be performed by Borrower on the Property in accordance with the terms of this Agreement and the Plans and Specifications received and approved by Lender.
“Restricted Party” means Borrower and Operating Lessee and each Person owning a direct or indirect interest in Borrower or Operating Lessee.
“Seasonal Working Capital Reserve Account” the account established with Lender into which Borrower shall deposit amounts required under Section 8.22.
“Second Extended Maturity Date” means December 30, 2019.
“Second Extension Loan-to-Value Percentage” has the meaning ascribed to such term in Section 2.11(h).
“Second Option to Extend” means Borrower’s option, subject to the terms and conditions of Section 2.11 to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.
“Secured Obligations” has the meaning ascribed to such term in the Mortgage.

“Separateness Provisions” has the meaning ascribed to such term in Section 6.25(c).
“SPE Component Entity” means, collectively, Borrower, Borrower Member, Operating Lessee and Operating Lessee Member.
“Swap Agreement” means a “swap agreement” as defined in Section 101 of the Bankruptcy Code, entered into by Borrower and Lender or another Qualified Counterparty, together with all modifications, extensions, renewals and replacements thereof.
“Tax”, and collectively, “Taxes” shall have the meaning ascribed to such term in Section 8.18.
“Title Company” means Commonwealth Land Title Insurance Company.
“Title Insurance Policy” means the ALTA Lender’s Policy of Title Insurance as issued by the Title Company.
“Transfer” means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, in any case whether voluntarily, involuntarily or by operation of law or otherwise.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the state in which the Property is located.
“Uniform System of Accounts” means the Uniform System of Accounts for the Lodging Industry, Eleventh Revised Edition, 2014, as published by the Educational Institute of the American Hotel & Lodging Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within the lodging industry.
1.2    Exhibits Incorporated. All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.
ARTICLE 2
LOAN
2.1    Loan. Subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of up to THIRTY EIGHT MILLION DOLLARS ($38,000,000); said sum to be evidenced by the Note of even date herewith. The Note shall be secured by the Mortgage. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used to finance the acquisition and renovation of the Property and such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.
2.2    Fees.
(a)    Loan Fee. Borrower shall pay to Lender, at Loan closing, a loan fee in the amount of $380,000.

(b)    Prepayment Fee. In connection with any mandatory or optional prepayment of the Loan, Borrower shall pay to Lender a prepayment fee, as required pursuant to Section 2.6.
(c)    Extension Fee. Borrower shall pay to Lender an extension fee in the amount of one quarter of one percent (0.25%) of the commitment amount of the Loan (disbursed and undisbursed) prior to the exercise of each extension option, which amount shall be payable at the commencement of each extension period.
(d)    Underwriting Fee. Borrower shall pay to Lender, at Loan closing, an underwriting fee in the amount of $10,000.
2.3    Loan Documents. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.
2.4    Effective Date. The date of the Loan Documents is for reference purposes only. The Effective Date (“Effective Date”) of delivery and transfer to Lender of the security under the Loan Documents and of Borrower’s and Lender’s obligations under the Loan Documents is the earlier of (a) the date the Mortgage is recorded in the Office of the County Recorder of the county where the Property is located and (b) the date Lender authorizes any Loan proceeds to be released to Borrower.
2.5    Maturity Date. The maturity date of the Loan shall be the Maturity Date, as the same may be extended pursuant to Section 2.10 and Section 2.11 of this Agreement, at which time all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.
2.6    Prepayment/Prepayment Fee. The Loan may not be prepaid prior to December 30, 2015 (the “Lockout Date”), other than (i) in connection with a repayment in full of the Loan in connection with an arms-length sale of the Property to a third-party purchaser that is not an Affiliate of Borrower, or (ii) in connection with the condemnation, seizure or appropriation of, or occurrence of any casualty with respect to any portion of the Property for which condemnation and/or insurance proceeds are paid or payable to Lender and applied to the outstanding principal balance of the Loan. In the event of a prepayment under clause (i) above, no such prepayment shall be permitted unless Borrower (A) provides at least thirty (30) days prior written notice of such election to prepay and (B) pays to Lender a prepayment fee equal to two percent (2.0%) of the outstanding principal balance of the Loan (the “Prepayment Fee”), in addition to any other sums due under the Note and any customary breakage costs incurred by Lender payable in connection with any Swap Contract. Borrower shall not be required to pay any prepayment fee in connection with a prepayment, in whole or in part, in connection any of the events described in clause (ii) above. Borrower may prepay the Loan, in whole or in part, on or after the Lockout Date, without payment of any Prepayment Fee. If the Loan is accelerated prior to the Lockout Date as the result of a Default under any of the Loan Documents, then, in addition to any other amounts due and payable under the Loan Documents, Borrower shall pay to Lender the applicable Prepayment Fee.
In connection with any prepayment of the Loan, in whole or in part, Borrower shall pay to Lender any LIBO Rate Price Adjustment required to be paid under the Note and any applicable breakage costs and/or termination fees due under any Swap Agreement between Borrower and Lender.
2.7    Credit for Principal Payments. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m. (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited on the Business Day on which such funds having become unconditionally and immediately available to Lender.
2.8    Full Repayment and Reconveyance. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall issue a full reconveyance of the Property from the lien of the Mortgage; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such release or reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be canceled. Any repayment shall be without prejudice to Borrower’s obligations under any Swap Agreement between Borrower and Lender, which shall remain in full force and effect subject to the terms of such Swap Agreement (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such repayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.
2.9    Partial Release of the Campsite Parcel. At any time and from time to time after Completion of the Renovations (however, in no event prior to the Lockout Date), Lender shall, at Borrower’s written request, issue a partial reconveyance, satisfaction or release of any portion or all of the Campsite Parcel from the Mortgage (“Partial Release”) in connection with the sale of any portion or all of the Campsite Parcel to a bona fide third-party purchaser on arms’-length terms; provided, however, that prior to or simultaneously with such Partial Release, all of the following conditions shall be satisfied:

(a)    No Default shall exist under the Loan Documents;
(b)    Borrower shall have provided Lender with not less than forty-five (45) days prior written notice of its intent to consummate the Partial Release (the date of Lender’s receipt of such notice shall be referred to herein as the “Partial Release Notice Date”);
(c)    Lender shall have received from Borrower all costs and expenses incurred by Lender in connection with the Partial Release, including all escrow, closing and recording costs, the costs of preparing and delivering such partial reconveyance, satisfaction or release and the cost of any title insurance endorsements required by Lender, including, without limitation, a CLTA 116.3 and 111 endorsements (or equivalent);
(d)    Lender shall have received the Release Price (which amount shall be applied in permanent reduction of the outstanding principal amount of the Loan, shall reduce the Lender’s commitment by a like amount and may not be reborrowed), together with any amounts payable in connection with a partial prepayment in accordance with Section 2.6 hereof;
(e)    Lender shall have received evidence satisfactory to Lender that: (i) the portion of the Property to be reconveyed and the portion of the Property which shall remain encumbered by the Mortgage are each legal parcels lawfully created in compliance with all subdivision laws and ordinances and, at Borrower’s sole cost, Lender shall have received any title insurance endorsements to that effect requested by Lender; and (ii) that the portion of the Property which shall remain encumbered by the Mortgage have the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in Lender’s sole opinion, for the anticipated development, improvement and operation thereof;
(f)    Borrower shall submit to Lender, not less than ten (10) days prior to the date of such Partial Release, a written partial reconveyance, satisfaction or release of the Mortgage for the Campsite Parcel for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Campsite Parcel is located and shall contain standard provisions, if any, protecting the rights of Lender. In addition, Borrower shall provide all other documentation as may be reasonably required by Lender in connection with such release, together with a certificate from an officer of Borrower certifying that such documentation (i) is in compliance with all applicable Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Property subject to the Loan Documents not being released);
(g)    [Intentionally omitted]; and
(h)    Lender shall have received evidence satisfactory to Lender that any tax, bond or assessment which constitutes a lien against the Property has been properly allocated between the portion of the Property to be reconveyed and the portion of the Property which shall remain encumbered by the Mortgage.

Any partial prepayment shall be without prejudice to Borrower’s obligations under any Swap Agreement between Borrower and Lender, which shall remain in full force and effect subject to the terms of such Swap Agreement (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such prepayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise. In addition, any principal balance reduction of the Loan in connection with the Partial Release shall reduce Lender’s commitment by like amount and may not be reborrowed.
2.10    First Option To Extend. Borrower shall have the option to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date, upon satisfaction of each of the following conditions precedent:
(a)    Borrower shall provide Lender with written notice of Borrower’s request to exercise the First Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the Original Maturity Date; and
(b)    As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, no monetary or other material Default shall have occurred and be continuing, and as of the Original Maturity Date, no Default or event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing; and
(c)    Borrower and Operating Lessee shall execute or cause the execution of all documents reasonably required by Lender to exercise the First Option to Extend and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender; and
(d)    There shall have occurred no material adverse change, as determined by Lender in its reasonable discretion to the Property or in the financial condition of Borrower, Operating Lessee, Guarantor or any Indemnitor from that which existed as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender, and Borrower shall certify to Lender in writing that, in Borrower’s reasonable judgment, no such material adverse change has occurred, it being agreed that in no event shall a Partial Release be deemed a material adverse change; and
(e)    On or before the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount set forth in Section 2.2(c); and
(f)    Borrower shall have entered into a new or extended Swap Agreement satisfying each of the conditions set forth in Section 2.14 and with a term expiring not earlier than the First Extended Maturity Date; and
(g)    Borrower shall have paid to Lender all reasonable costs and expenses associated with the exercise of the First Option to Extend; and

(h)    Lender shall have received an Appraisal ordered by Lender at Borrower’s expense with a valuation date within one hundred twenty (120) days of the Original Maturity Date and to the satisfaction of Lender that the commitment amount of the Loan (disbursed and undisbursed) as a percentage of the “as-is” fair market value of the Property (after adjustment for senior liens and regular and special tax assessments) as of the Original Maturity Date does not exceed sixty percent (60.0%) (“First Extension Loan-to-Value Percentage”); provided, however, in the event such fair market value is not adequate to meet the required First Extension Loan-to-Value Percentage, then Borrower shall have the right, on or prior to the Original Maturity Date, pay down the outstanding principal balance of the Loan or cancel any undisbursed commitment or any combination thereof such that said First Extension Loan-to-Value Percentage may be met; and
(i)    As of the DSCR Non-Quarterly Test Date occurring October 31, 2017, the DSCR shall equal or exceed the applicable Extension DSCR Hurdle; provided, however, in the event such DSCR does not equal or exceed the applicable Extension DSCR Hurdle, Borrower shall have the right, on or prior to the Original Maturity Date, to pay to Lender a principal prepayment of the Loan in the amount of the applicable DSCR Shortfall.
Any principal balance reduction of the Loan in connection with Borrower’s exercise of the First Option to Extend shall reduce Lender’s commitment by like amount and may not be reborrowed.
Except as modified by this First Option to Extend, the terms and conditions of the Loan Documents shall remain in full force and effect, unmodified; provided, that from and after the Original Maturity Date, Borrower will be required to commence making amortization payments in accordance with Section 2.15 below.
2.11    Second Option to Extend. If Borrower shall have exercised the First Option to Extend and the Original Maturity Date shall have been extended to the First Extended Maturity Date in accordance with this Agreement, Borrower shall have the option to further extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date, upon satisfaction of each of the following conditions precedent:
(a)    Borrower shall provide Lender with written notice of Borrower’s request to exercise the Second Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the First Extended Maturity Date; and
(b)    As of the date of Borrower’s delivery of notice of request to exercise the Second Option to Extend, no monetary or other material Default shall have occurred and be continuing, and as of the First Extended Maturity Date, no Default or event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing; and
(c)    Borrower and Operating Lessee shall execute or cause the execution of all documents reasonably required by Lender to exercise the Second Option to Extend and shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender; and

(d)    There shall have occurred no material adverse change, as determined by Lender in its reasonable discretion to the Property or in the financial condition of Borrower, Operating Lessee, Guarantor or any Indemnitor from that which existed as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender, and Borrower shall certify to Lender in writing that, in Borrower’s reasonable judgment, no such material adverse change has occurred, it being agreed that in no event shall a Partial Release be deemed a material adverse change; and
(e)    On or before the First Extended Maturity Date, Borrower shall pay to Lender an extension fee in the amount set forth in Section 2.2(c); and
(f)    Borrower shall have entered into a new or extended Swap Agreement satisfying each of the conditions set forth in Section 2.14 and with a term expiring not earlier than the Second Extended Maturity Date; and
(g)    Borrower shall have paid to Lender all reasonable costs and expenses associated with the exercise of the Second Option to Extend; and
(h)    Lender shall have received an Appraisal ordered by Lender at Borrower’s expense with a valuation date within one hundred twenty (120) days of the First Extended Maturity Date and to the satisfaction of Lender that the commitment amount of the Loan (disbursed and undisbursed) as a percentage of the “as-is” fair market value of the Property (after adjustment for senior liens and regular and special tax assessments) as of the First Extended Maturity Date does not exceed sixty percent (60.0%) (“Second Extension Loan-to-Value Percentage”); provided, however, in the event such fair market value is not adequate to meet the required Second Extension Loan-to-Value Percentage, then Borrower shall have the right, on or prior to the First Extended Maturity Date, to pay down the outstanding principal balance of the Loan or cancel any undisbursed commitment or any combination thereof such that said Second Extension Loan-to-Value Percentage may be met; and
(i)    As of the DSCR Non-Quarterly Test Date occurring October 31, 2018, the DSCR shall equal or exceed the applicable Extension DSCR Hurdle; provided, however, in the event such DSCR does not equal or exceed the applicable Extension DSCR Hurdle, Borrower shall have the right, on or prior to the First Extended Maturity Date pay to Lender a principal prepayment of the Loan in the amount of the applicable DSCR Shortfall.
Any principal balance reduction of the Loan in connection with Borrower’s exercise of the Second Option to Extend shall reduce Lender’s commitment by like amount and may not be reborrowed.
Except as modified by this Second Option to Extend, the terms and conditions of the Loan Documents shall remain in full force and effect, unmodified.
2.12    Recourse. The loan shall be full recourse to the Borrower and all of Borrower’s assets, whether now owned or hereafter acquired. The provisions of this Section 212 shall prevail and control over any contrary provisions elsewhere in this Agreement or the other Loan Documents.

2.13    Assignment of Accounts. To secure the prompt and unconditional payment, performance and discharge when due of all of Borrower’s obligations hereunder, under the Note, under this Agreement and under each and all of the other Loan Documents (collectively, the “Secured Obligations”), Borrower hereby assigns, pledges, conveys, sets over, delivers and transfers to Lender, for the benefit of the Lender, and grants a security interest to Lender, in and to all of Borrower’s now existing or hereafter arising right, title, estate, claim and interest in and to each and all of the following (the “Collateral”):
(a)    each and all of (i) the Accounts and (ii) any other deposit, trust and other account into which any Funds and/or Proceeds may now or hereafter be deposited;
(b)    all of the Account Collateral;
(c)    all moneys now or at any time hereafter deposited in any or all of the Accounts, all certificates, instruments and securities (whether certificated or uncertificated), if any, from time to time representing any or all of such Accounts or any interest therein and all claims, demands, general intangibles, choses in action and other rights or interests of Borrower in respect of the Accounts or any moneys now or at any time hereafter deposited therein; and any increases, renewals, extensions, substitutions and replacements thereto;
(d)    all notes, bonds, stocks, certificates of deposit, instruments and securities in which Funds or other Account Collateral may be invested or deposited and all interest, dividends, instruments and other property from time to time received in respect of or upon the sale, exchange or other transfer of any or all of the Account Collateral;
(e)    all contract rights, instruments, documents, general intangibles and other rights which Borrower may now have or hereafter acquire with respect to any of the Account Collateral, including without limitation Borrower’s rights under any trust or other agreement with any depository bank relating in any manner to any of the Accounts;
(f)    all accessions, increases and additions on or to any or all of the property described in items (a)-(e) above, inclusive; and
(g)    all Proceeds of each and every item of property described hereinabove in items above, inclusive.
2.14    Interest Rate Protection.
(a)    Initial Disbursement Swap Agreement. On or prior to the Effective Date, Borrower shall enter into and satisfy all of the conditions precedent to the effectiveness of a Swap Agreement, which shall satisfy each of the following conditions precedent:
(i)    the Swap Agreement shall be an interest rate cap or swap agreement in a notional amount equal to the Initial Disbursement with a term expiring not earlier than the Original Maturity Date and, if an interest rate cap, shall have a strike rate of not greater than three percent (3.00%);

(ii)    the Swap Agreement shall be entered into between Borrower and either Lender or another Qualified Counterparty; and
(iii)    Borrower’s interest in the Swap Agreement shall have been collaterally assigned to Lender, and the applicable counterparty shall have executed and delivered a consent to such assignment, pursuant to documentation in form and content reasonably satisfactory to Lender in all respects.
(b)    Future Disbursement Swap Agreement. So long as the LIBO Rate is less than or equal to 2.00%, Borrower shall not be required to enter into a Swap Agreement with respect to any portion of the Loan in excess of the Initial Disbursement. If, however, at any time during the term of the Loan the LIBO Rate is greater than 2.00%, then Borrower shall enter into and satisfy all the conditions precedent to a Swap Agreement, which shall satisfy each of the conditions in Section 2.14(a), provided that the notional amount, when added to the notional amount of the Swap Agreement required by Section 2.14(a), shall equal the outstanding principal balance of the Loan; provided, further, however, that such notional amount may increase over time in accordance with a Borrower proposed and Lender approved draw schedule and/or decrease over time pursuant to any pay down, Partial Release, and/or principal amortization payments. For clarification, in no event shall the notional amount of the Swap Agreement be required to exceed the outstanding principal balance of the Loan.
2.15    Amortization.
(a)    If Borrower exercises the First Option to Extend, then commencing on the first day of the calendar month following the Original Maturity Date, and on the first day of each month thereafter (including following the First Extended Maturity Date if Borrower exercises the Second Option to Extend), Borrower shall make principal amortization payments in equal monthly amounts of Sixty Thousand Dollars ($60,000).
ARTICLE 3
DISBURSEMENT
3.1    Conditions Precedent to the Initial Disbursement. Lender’s obligation to make the Initial Disbursement or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:
(a)    There exists no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both; and
(b)    Lender shall have received all Loan Documents, Other Related Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents; and
(c)    The Mortgage is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon, except for the lien of taxes and assessments not yet due or payable, other liens and encumbrances disclosed in the Title Insurance Policy, and other liens or encumbrances approved by Lender in writing; and
(d)    Borrower shall have made (or, concurrently with the Initial Disbursement, will make) the deposits into the Interest Reserve Account and the Seasonal Working Capital Reserve Account contemplated by Sections 8:21 and 8.22 below; and
(e)    Lender shall have received the Title Insurance Policy, together with any endorsements which Lender may reasonably require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Mortgage upon the Property and the Operating Lease, subject only to matters approved by Lender in writing. Lender shall have received a current survey of the Property, certified to Lender and the title insurer, showing the boundaries of the Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same.
3.2    Conditions Precedent to Future Disbursements. Lender’s obligation to make any disbursements of Loan proceeds after the Initial Disbursement shall be subject at all times to satisfaction of each and every one of the following additional conditions precedent in Lender’s discretion:
(a)    The Loan shall be In-Balance. If the Loan is not In-Balance, Borrower shall deposit the amount of such deficiency with Lender in the Borrower’s Funds Account within fourteen (14) days of Lender’s written notice of such shortage;
(b)    There exists no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both;
(c)    The Mortgage is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon, except for the lien of taxes and assessments not yet due or payable, other liens and encumbrances disclosed in the Title Insurance Policy, and other liens or encumbrances approved by Lender in writing;
(d)    Lender shall have received any updated title search and/or endorsement to the title policy reasonably required by Lender, which shall be in compliance with Lender’s minimum standards in effect at the time of such advance; and if any title policy contains a pending disbursement clause, the amount of the policy shall increase by the Loan advance being made in connection therewith and Lender shall have received lien waivers from all mechanics’ and materialmen for work performed to date other than work which is the subject of the pending disbursement request;
(e)    Lender shall have received and approved a final Renovation Budget for the Renovations for which a disbursement of Loan proceeds is being requested;

(f)    Lender shall have received and approved in its sole discretion the following: (i) with respect to Renovations for which a disbursement is being requested, two (2) sets of the Plans and Specifications, together with evidence of all necessary approvals of governmental agencies for such Renovations; (ii) copies of all agreements which are material to the performance of the Renovations, and an assignment of each, (iii) copies of all building permits and similar permits, licenses, approvals, development agreements and other authorizations of governmental agencies or private parties required in connection with the Renovations for which a disbursement of Loan proceeds is being requested; (iv) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with any governmental agency in connection with the Renovations; and (v) satisfactory evidence of Manager’s approval of each of the foregoing (i) – (iv), to the extent required under the Management Agreement;
(g)    Lender shall have reviewed and approved (prior to Borrower’s and/or Operating Lessee’s entry into) any Major Renovation Agreement;
(h)    Lender shall have satisfactorily completed its cost review based on the Renovation Budget delivered by Borrower and approved by Lender under the terms of this Agreement with respect to all Renovations for which a disbursement of Loan proceeds is being requested;
(i)    Borrower shall have delivered to Lender (i) a request for the advance in a form reasonably acceptable to Lender, (ii) if applicable, a copy of Contractor’s application for payment to Borrower confirmed by Lender’s inspector (if deemed necessary by Lender), on AIA Forms G702 and G703/G703A or other forms reasonably acceptable to Lender, (iii) if requested by Lender, paid invoices or receipts and unconditional statutory lien waivers for all construction work and costs included in the previous request for advance, and evidence reasonably satisfactory to Lender that all prior advances have been used for purposes described in this Agreement or the Renovation Budget; (iv) if requested by Lender, evidence that any inspection required by any governmental authority has been completed with results satisfactory to that governmental authority if applicable and a detailed itemization of the Construction Agreement and allocated costs of any work to be performed thereunder on AIA Form G702 or such other forms as may be reasonably acceptable to Lender, (v) a true and correct current statement of all obligations incurred for labor performed and materials ordered or delivered, and (vi) such certifications of job progress, in form reasonably satisfactory to Lender, as Lender may reasonably request. Lender shall have the right to inspect all books, records and accounts relating to such work;
(j)    Lender shall have received evidence satisfactory to Lender of Borrower’s contribution towards the cost of renovating the Property in an amount of no less than $5,530,000; and
(k)    Lender shall not be obligated to make the final disbursement until (i) Lender has received evidence, reasonably satisfactory to Lender, of each of Borrower’s and Operating Lessee’s compliance with all inspection and approval requirements of governmental authorities applicable to the Renovations, (ii) Lender has received evidence, satisfactory to

Lender, that the Renovations have been Completed prior to the Completion Date and substantially in accordance with the Plans and Specifications and Exhibit I, (iii) Borrower has performed all other obligations under the Loan Documents relating to the Renovations; and
(l)    The representations and warranties of Borrower contained in this Agreement or in any other Loan Documents shall be true and correct in all material respects.
3.3    Account, Pledge and Assignment, and Disbursement Authorization. The proceeds of the Loan, when qualified for disbursement, shall be deposited into the Borrower’s Account or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of Section 3.4 and the Disbursement Instruction Agreement attached as Exhibit E hereto. Disbursements hereunder may be made by Lender upon the written request of any person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by Lender at the following address: Minneapolis Loan Center, 608 2nd Avenue South, 11th Floor, Minneapolis, Minnesota 55402.
3.4    Funds Transfer Disbursements. Borrower hereby authorizes Lender to disburse the proceeds of any Loan(s) made by Lender or its Affiliate pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in Exhibit E. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Lender’s confirmation to Borrower of such transfer. Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Lender to violate any applicable law or regulation. Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.
3.5    Loan Disbursements.
(a)    Subject to all conditions precedent set forth above, (i) on the Effective Date, Lender shall make the Initial Disbursement; and (ii) thereafter, the proceeds of the Loan and any Borrower’s Funds shall be disbursed in accordance with the Renovation Budget to pay for costs of the Renovations, subject to retention for hard cost of Renovations as provided in Section 3.6, by deposit into the Borrower’s Account.
(b)    In no event will Lender make disbursements more frequently than monthly. The maximum amount of advances which Borrower may request for the Renovations or for any component or phase thereof shall be as set forth in the Renovation Budget.
(c)    Lender shall not be obligated to disburse Loan proceeds for the payment of any cost if the amount of such cost, together with the amounts of other costs included within the same “line-item” in the Renovation Budget for which requests for advances have previously been submitted and approved, exceeds the amount set forth in the Renovation Budget for such line-item, unless Borrower furnishes to Lender documentary evidence reasonably satisfactory to Lender that any such excess cost is offset by a reduction, in nature reasonably satisfactory to Lender, of at least an equal amount in another line-item in the Renovation Budget, and (if Lender’s reasonable approval is required hereunder) Lender approves a revision to the Renovation Budget as provided herein.
(d)    If not paid by Borrower from its own funds within seven (7) Business Days of Lender’s request, then at its option, Lender may make disbursements to cover any Lender-incurred expenses or charges for which Borrower is obligated hereunder, including, but not limited to, the cost of any required legal fees, appraisals, inspections, certifications or surveys, as and to the extent Borrower is required to pay the same pursuant to the terms hereof. At its sole option, Lender may make any disbursements by payment to Borrower, or, either at its sole option or upon the request of Borrower, directly to any contractor, subcontractor, supplier, or other person performing work or furnishing materials in connection with the construction of the Renovations. All disbursements to Borrower shall be applied by Borrower solely for the purposes for which the funds have been disbursed.
(e)    All disbursements shall be made first from Borrower’s Funds in the Borrower’s Funds Account, if any, and then from available Loan funds.
(f)    By written notice to Lender, and subject to Lender’s approval (not to be unreasonably withheld) Borrower may periodically reallocate the contingency in the Renovation Budget within the Renovation Budget provided Lender determines in the exercise of its reasonable discretion that following such use there will be sufficient contingency relative to the nature of the work to be completed.
(g)    If the outstanding principal balance of the Loan ever exceeds the maximum amount of the Loan, then all such amounts shall nonetheless be evidenced by the Note, guaranteed by the Guaranty (subject to the terms and conditions of the Guaranty) and secured by the Mortgage; however, Borrower shall, within fifteen (15) Business Days after Lender’s demand or Borrower’s earlier discovery of such advance, pay to Lender an amount equal to such excess principal amount and accrued but unpaid interest at the Effective Rate thereon.
(h)    All requests for advances shall clearly identify any amounts requested for payment to a Related Person. Except as expressly set forth in the then effective Renovation Budget or this Agreement and except for payments to Manager or its affiliates under the Management Agreement, no developer, management, consulting or brokerage fee or commission, developer profit or other payment to any Related Person will be paid directly or indirectly from any proceeds of the Loan without Lender’s prior written approval. Notwithstanding the foregoing, Lender hereby acknowledges that Borrower has agreed to pay: (i) Development Manager, which is an Affiliate of Borrower, the Acquisition Fee and Development Fee; and (ii) Asset Manager, which is an Affiliate of Borrower, the fees and expenses provided for in the Asset Management Agreement. At Borrower’s request, Lender will make disbursements of the Development Fee in accordance with the Development Agreement during the construction of the Renovations and will disburse any then undisbursed portion of the Development Fee upon confirmation that the Renovations are Complete.
(i)    In addition to, and not in lieu of any condition set forth in this Section above, Lender shall have the right to condition any disbursement after the Initial Disbursement upon Lender’s receipt and reasonable approval of the following: (i) bills, invoices, documents of title, vouchers, statements, payroll records, receipts and any other documents evidencing the total amount expended, incurred or due for any requested line-item in the Renovation Budget; (ii) evidence of Borrower’s use of a lien release or any voucher system reasonably acceptable to Lender for payments or disbursements to any contractor, subcontractor, materialman, supplier or lien claimant; (iii) Lender’s, or Lender’s inspector’s, periodic physical inspections of the Renovations and the portions of the Property affected thereby; (iv) waivers and releases of any mechanics’ lien, stop payment notice claim, equitable lien claim or other lien claim rights; and (v) any other document, requirement, update, evidence, endorsement, certification or information that Lender may request under any provision of the Loan Documents.
3.6    Retention. For each Major Renovation Agreement, ten percent (10%) of each advance for hard costs, on a per line item basis, shall be retained by Lender; provided at such time as the work to be performed under any contract for hard costs is fifty percent (50%) complete, the retainage with respect to further disbursements for such contract shall be reduced to zero percent (0%). The retainage portion of each advance for labor, services and/or material will be disbursed following completion of work (including any and all punch list items) under such Major Renovation Agreement.

3.7    Renovation Budget. Other than with respect to Minor Change Orders, any amendments or changes to the Renovation Budget shall require the approval of Lender in its reasonable discretion. Lender shall approve or disapprove any proposed change to the Renovation Budget (with respect to a change that requires Lender’s consent) within seven (7) Business Days after Borrower has submitted to Lender such proposed change and reasonably satisfactory information regarding such proposed change.
3.8    Earnout. If any Loan proceeds remain undisbursed after the Renovations are Complete and all costs of the Renovations have been paid (such excess proceeds, the “Excess Proceeds”), then, at Borrower’s request, Borrower will have the right to receive a single disbursement of such Excess Proceeds, subject to satisfaction of the following conditions:
(a)    No Default shall have occurred which is continuing and no event shall have occurred which with notice, passage of time or both would constitute a default; and
(b)    Borrower shall have delivered to Lender its calculation of DSCR as of the two (2) most recent DSCR Quarterly Test Dates confirming, to the satisfaction of Lender, that the DSCR as of such DSCR Quarterly Test Dates (adjusted to assume that the entire commitment amount of the Loan was outstanding as of the applicable DSCR Quarterly Test Dates, as contemplated by the definition of “Debt Service”) was not less than 1.00x.
ARTICLE 4
CONSTRUCTION OF RENOVATIONS
4.1    Commencement and Completion. Borrower shall complete the Renovations on or before the Completion Date.
4.2    Force Majeure. The time within which the Renovations must be Completed shall be extended for a period of time equal to the period of any delay directly affecting construction which is caused by fire, earthquake, inclement weather or other acts of God, strike, lockout, boycott, blockade, acts of public enemy, riot, insurrection, rebellion, terrorism, war, shortage or unavailability or governmental regulation of the sale or transportation of materials, supplies or labor, or other similar events or conditions outside the reasonable control of Borrower; provided, however, that Borrower shall furnish Lender with written notice reasonably satisfactory to Lender evidencing any such delay within seven (7) Business Days from the date on which Borrower or Operating Lessee receive notice or otherwise become aware of the occurrence of any such delay. In no event shall the time for completion of the Renovations be extended (a) beyond the Maturity Date, (b) or more than ninety (90) days beyond the Completion Date or (c) beyond the date that Completion of the Renovations is required pursuant to the terms of the Management Agreement
4.3    Construction Agreement.
(a)    Borrower shall require each Contractor to perform in accordance with the terms of such Contractor’s Construction Agreement and Borrower shall not amend, modify or alter the responsibilities of Contractor under any Construction Agreement that constitutes a Major Renovation Agreement without Lender’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, provided that Borrower may agree with any

Contractor under a Major Renovation Agreement to implement Minor Change Orders. Within five (5) Business Days of Borrower entering into a Construction Agreement that is a Major Renovation Agreement, Borrower shall execute an assignment, in substantially the form of Exhibit G, of Borrower’s rights under such Construction Agreement to Lender as security for Borrower’s obligations under this Agreement and the other Loan Documents and shall cause the applicable Contractor to consent to such assignment in a form reasonably acceptable to Lender.
(b)    Lender shall approve or disapprove any proposed changes to a Construction Agreement for which Lender has the right to consent in accordance with the provisions of Section 4.3(a) within seven (7) Business Days after Borrower and/or Operating Lessee has submitted to Lender such proposed change and reasonably satisfactory information regarding such proposed changes.
(c)    If Operating Lessee is or becomes a party to a Construction Agreement, then Operating Lessee, in addition to the Borrower, shall be obligated to perform the obligations of Borrower set forth in Sections 4.3(a) and Section 4.3(b).
4.4    Architect’s Agreement.
(a)    Borrower shall require each Architect to perform in accordance with the terms of such Architect’s Agreement and shall not amend, modify or alter the responsibilities of Architect under any Architect’s Agreement that constitutes a Major Renovation Agreement without Lender’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Within five (5) Business Days of Borrower and Architect entering into an Architect’s Agreement that constitutes a Major Renovation Agreement, , Borrower shall execute an assignment, in substantially the form of Exhibit H, of Borrower’s rights under such Architect’s Agreement to Lender as security for Borrower’s and Operating Lessee’s obligations under this Agreement and the other Loan Documents and shall cause the Architect to consent to such assignment in a form reasonably acceptable to Lender.
(b)    Lender shall approve or disapprove any proposed changes to the Architect’s Agreement for which Lender has the right to consent in accordance with the provisions of Section 4.4(a) within seven (7) Business Days after Borrower has submitted to Lender such proposed change and reasonably satisfactory information regarding such proposed changes.
(c)    If Operating Lessee is or becomes a party to the Architect’s Agreement, then Operating Lessee, in addition to the Borrower, shall be obligated to perform the obligations of Borrower set forth in Section 4.4(a) and Section 4.4(b).
4.5    Plans and Specifications.
(a)    Changes; Lender Consent. Prior to the commencement of any Renovation, Lender shall have received the Plans and Specifications for such Renovation, and prior to the commencement of any Major Scope Renovations, Lender shall have reviewed and approved the Plans and Specifications for such Major Scope Renovations. Within five (5) Business Days of Lender approving such Plans and Specification, Borrower and Operating Lessee shall execute an assignment, in substantially the form of Exhibit H, of Borrower’s and

Operating Lessee’s rights to the Plans and Specifications to Lender as security for Borrower’s and Operating Lessee’s obligations under this Agreement and the other Loan Documents and shall cause the Architect under the Architect’s Agreement with respect to such Major Scope Renovations to consent to such assignment in a form reasonably acceptable to Lender. Except as otherwise provided in this Agreement, neither Borrower nor Operating Lessee shall make any changes in the Plans and Specifications for a Major Scope Renovation without Lender’s prior written consent, unless such change constitutes a Minor Change Order and provided that such changes do not violate any of the conditions specified herein. Borrower and/or Operating Lessee shall at all times maintain, for inspection by Lender, a full set of working drawings of the Renovations. Lender acknowledges that those Renovations identified on Exhibit I will not be covered by the Plans and Specifications.
(b)    Changes; Submission Requirements. Borrower shall submit any proposed change in the Plans and Specifications to Lender at least ten (10) Business Days prior to the commencement of work relating to such proposed change if such change is subject to Lender’s consent. Borrower shall notify Lender of each change to the Plans and Specifications that does not require Lender’s consent no later than the date such change is made. Requests for any change which requires consent shall be accompanied by working drawings and a written description of the proposed change, submitted on a change order form reasonably acceptable to Lender, signed by Borrower and Operating Lessee and, if required by Lender, also by the Contractor. At its option, Lender may require Borrower and/or Operating Lessee to provide evidence reasonably satisfactory to Lender of the cost and time necessary to Complete the proposed change.
(c)    Consent Process. Each of Borrower and Operating Lessee acknowledges that Lender’s review of Plans and Specifications and any changes thereto for which Lender has the right to consent may result in delays in performance of the Renovations and hereby consents to any such delays. Notwithstanding the foregoing sentence, Lender shall approve or disapprove Plans and Specifications and any changes to the Plans and Specifications, in each case to the extent Lender has the right to approve or disapprove, within seven (7) Business Days after Borrower or Operating Lessee has submitted to Lender such Plans and Specifications or proposed change and reasonably satisfactory information regarding such proposed changes thereto, as the case may be, and, unless Lender within such seven (7) Business Day period gives Borrower a written notice of approval or disapproval, Lender shall be deemed to have approved such Plans and Specifications or proposed changes thereto.
(d)    Final Plans and Specifications. Upon completion of the Renovations, Borrower and/or Operating Lessee shall deliver to Lender within ten (10) days a set of final Plans and Specifications.
4.6    Contractor/Construction Information. Prior to the first disbursement of Loan proceeds after the Initial Disbursement and thereafter within seven (7) Business Days of Lender’s written request, Borrower or Operating Lessee shall deliver to Lender from time to time in a form reasonably acceptable to Lender: (a) a list detailing the name, address and phone number of each contractor, subcontractor and material supplier to be employed or used for construction of the Renovations together with the dollar amount, including material changes, if any, of each contract and subcontract, and the portion thereof, if any, paid through the date of such list; (b) copies of each contract and subcontract identified in such list, including any changes thereto; (c) a cost breakdown of the projected total cost of performing the Renovations, and that portion, if any, of each cost item which has been incurred; and (d) a progress schedule detailing the progress of the Renovations and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule.
Each of Borrower and Operating Lessee agrees that Lender may disapprove any general contractor for Major Scope Renovation which, in Lender’s reasonable determination, is deemed financially or otherwise unqualified; provided, however, that the absence of any such disapproval shall not constitute a warranty or representation of qualification by Lender. Lender may contact any contractor, subcontractor or material supplier to discuss the course of work.
4.7    Prohibited Contracts. Except to the extent approved in writing by Lender, neither Borrower nor Operating Lessee shall contract for any materials, furnishings, equipment, fixtures or other parts or components of the Renovations, if any third party shall retain any ownership interest (other than Lien rights created by law) in such items after their delivery to the Property. Borrower and Operating Lessee shall have seven (7) Business Days to effect the removal of any such retained interest; provided however the foregoing shall not apply to any equipment leases expressly permitted hereunder.
4.8    Liens and Stop Payment Notices. If a claim of lien is recorded which affects the Property or Renovations, Borrower shall, within thirty (30) days of such recording or within five (5) Business Days of Lender’s demand, whichever occurs first: (a) pay and discharge the claim of lien; (b) effect the release thereof by recording or delivering to Lender a surety bond, letter of credit, cash collateral, or any combination thereof, in sufficient form and amount; or (c) contest the lien and provide Lender with other assurances which Lender deems, in its sole discretion, to be satisfactory for the payment of such claim of lien and for the full and continuous protection of Lender from the effect of such lien.
4.9    Responsibilities Regarding Completion of the Renovations. Borrower and Operating Lessee shall perform the Renovations in a good and workmanlike manner substantially in accordance with the Plans and Specifications and Exhibit I and the recommendations of any engineering report obtained by Borrower or Operating Lessee and approved by Lender. Each of Borrower and Operating Lessee shall comply with all applicable laws, ordinances, rules, regulations, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Property. Except as otherwise permitted herein, neither Borrower nor Operating Lessee shall commence the construction of any improvements on the Property or any other non-ordinary course work with respect to the Property, except for those set forth in the Plans and Specifications and Exhibit I, without Lender’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Borrower and Operating Lessee shall be jointly and severally responsible for all aspects of Borrower’s and Operating Lessee’s business and conduct in connection with the Property and Renovations, including, without limitation, for the quality and suitability of the Plans and Specifications and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Lender is not obligated to supervise, inspect or inform Borrower or Operating Lessee or any third party of any aspect of the Renovations or any other matter referred to above.
4.10    Delay. Borrower or Operating Lessee shall promptly notify Lender in writing of any event causing material delay or interruption of construction that will cause the Renovations to not be completed by the Completion Date. The notice shall specify the particular work delayed, and the cause and period of each delay.
4.11    Inspections. Lender or its agents shall have the right to enter upon the Property at all reasonable times to inspect the Renovations and the work related thereto to verify information disclosed or required pursuant to this Agreement. Any inspection or review of the Renovations by Lender or its agents is solely to determine whether each of Borrower and Operating Lessee is properly discharging its obligations to Lender under the Loan Documents and may not be relied upon by Borrower, Operating Lessee or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Lender owes no duty of care to Borrower, Operating Lessee or any third party to protect against, or to inform Borrower, Operating Lessee or any third party of, any negligent, faulty, inadequate or defective design or work with respect to the Renovations as determined by Lender.
ARTICLE 5
INSURANCE
Borrower or Operating Lessee shall, while any obligation of Borrower, Operating Lessee or Guarantor under any Loan Document or Other Related Document remains outstanding, maintain or cause to be maintained, at Borrower’s and/or Operating Lessee’s expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:
5.1    Property Insurance. An All Risk/Special Form Property Insurance policy, including, without limitation, theft coverage and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property in an amount not less than one hundred percent (100%) of the full replacement cost of the Property, and, during any period of construction of the Renovations, a Builders All Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance Policy, including, without limitation, theft coverage and such other coverages and endorsements as Lender may reasonably require, insuring Lender against damage to the Property in an amount not less than one hundred percent (100%) of the full replacement cost at the time of Completion of the Renovations and otherwise reasonably acceptable to Lender. Such coverage shall include, without limitation, (i) business interruption insurance with loss payable to Lender with coverage for twelve (12) months of Gross Operating Revenues and (ii) loss caused by wind and named windstorms, in an amount reasonably required by Lender and sufficient to meet the requirements of applicable law and governmental regulation. Additionally, if the Property is located in a seismic zone 3 or 4 and the probable maximum loss is greater than or equal to twenty percent (20%), the insurance required under this Section 5.2 shall include coverage for earthquakes. Such coverage should adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise. Lender shall be named on the policy as mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).
5.2    Flood Hazard Insurance. If the Property is located in a Special Flood Hazzard Area as determined by the United States Federal Emergency Management Agency, or any successor agency a policy of flood insurance, as deemed necessary by Lender in its reasonable discretion, in an amount reasonably required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.
5.3    Liability Insurance. A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as reasonably required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property.
5.4    Other Coverage. Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the subject Property located in or around the region in which the subject Property is located. Such coverage requirements may include but are not limited to coverage for mold, acts of terrorism, business income, delayed business income, rental loss, sink hole, dram shop, workers compensation, vehicle, soft costs, tenant improvement or environmental claims.
5.5    General. Borrower shall provide to Lender insurance certificates or other evidence of coverage in form acceptable to Lender, with coverage amounts, deductibles, limits and retentions as required by Lender. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage). Lender shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with respect to the Property. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Lender.
ARTICLE 6
REPRESENTATIONS AND WARRANTIES
As a material inducement to Lender’s entry into this Agreement, each of Borrower and Operating Lessee represents and warrants to Lender as of the Effective Date and continuing thereafter that:
6.1    Authority/enforceability. Each of Borrower, Operating Lessee and Guarantor is in compliance with all laws and regulations applicable to its organization, existence and transaction of business. Borrower has all necessary rights and powers to own, improve and operate the Property as contemplated by the Loan Documents. Operating Lessee has all necessary rights and powers to lease, improve and operate the Property as contemplated by the Loan Documents.

6.2    Binding Obligations. Each of Borrower, Operating Lessee and Guarantor is authorized to execute, deliver and perform its obligations under the Loan Documents and Other Related Documents, and such obligations shall be valid and binding obligations of Borrower, Operating Lessee and Guarantor.
6.3    Formation and Organizational Documents. Each of Borrower, Operating Lessee and Guarantor has delivered to Lender all formation and organizational documents of itself and of its partners, joint venturers or members, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower, Operating Lessee and Guarantor shall immediately provide Lender with copies of any amendments or modifications of such formation or organizational documents.
6.4    No Violation. The execution, delivery, and performance by Borrower, Operating Lessee and Guarantor under the Loan Documents and Other Related Documents does not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate, in any material respect, any governmental requirement applicable to the Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower, Operating Lessee or Guarantor is, or the Property is, bound or regulated; or (d) violate, in any material respect, any statute, law, regulation or ordinance, or any order of any court or governmental entity.
6.5    Compliance with Laws. Borrower or Operating Lessee has, and at all times shall have obtained, all permits, Licenses, exemptions, and approvals necessary to occupy, operate and market the Property, and shall maintain compliance with all governmental requirements applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances and is properly zoned for the stated use of the Property as disclosed to Lender at the time of execution hereof. Neither Borrower nor Operating Lessee shall initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from, Lender. Furthermore, neither Borrower nor Operating Lessee shall allow changes in the stated use of the Property from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender.
6.6    Litigation. Except as disclosed on Schedule 6.6, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened against Borrower, Operating Lessee or Guarantor or otherwise affecting the Property.
6.7    Financial Condition. All financial statements and information heretofore and hereafter delivered to Lender by Borrower and Guarantor, including, without limitation, information relating to the financial condition of Borrower and Guarantor, the Property, the partners, joint venturers or members of Borrower, and/or Guarantors, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with GAAP consistently applied. Notwithstanding the use of GAAP, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.
6.8    No Material Adverse Change. There has been no material adverse change in the financial condition of Borrower, Guarantor and/or Indemnitor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.
6.9    Accuracy. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate and correct in all material respects and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.
6.10    Americans with Disabilities Act Compliance. Borrower represents and warrants to Lender that the Property shall be hereafter maintained in compliance with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as hereafter amended. At Lender’s written request from time to time, Borrower shall provide Lender with written evidence of such compliance satisfactory to Lender. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.
6.11    Tax Liability; Separate Tax Parcel. Each of Borrower and Operating Lessee has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and neither Borrower, Operating Lessee nor Guarantor has any knowledge of any basis for any additional payment with respect to any such taxes and assessments. No portion of the Property is exempt from taxation or constitutes an “omitted” tax parcel. The Property constitutes a separate tax lot or lots, with a separate tax assessment or assessments, independent of any other land or improvements not constituting a part of the Property and no other land or improvements is assessed and taxed together with any portion of the Property.
6.12    Business Loan. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.
6.13    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s and Operating Lessee’s best knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing direct physical and legal access to any Property.
6.14    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Operating Lessee, including the defense of usury, nor would the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither Borrower nor Operating Lessee has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
6.15    Certificate of Occupancy, Licenses. All certifications, permits, licenses and approvals, including certificates of completion, use and occupancy permits and any applicable liquor licenses, required for the legal use, occupancy and operation of the Property as presently being used (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower or Operating Lessee shall keep and maintain, or cause Manager to keep and maintain, all Licenses. The use being made of the Property is in conformity with the certificates of occupancy issued for the Property. To the best knowledge of Borrower and Operating Lessee, there are no pending or threatened proceedings or actions to revoke, invalidate, rescind, or modify any of the Licenses, or asserting that such Licenses do not permit the occupancy, maintenance, use or operation of the Property as currently and proposed to be operated.
6.16    Physical Condition. Except as previously disclosed to Lender in that certain property condition report prepared by Global Realty Services Group (Project No: 14-20139) in respect of the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, Equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in or on the Property. Neither Borrower nor Operating Lessee has received notice from any insurance company, bonding company, manager or franchisor of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond or materially and adversely affect the value or operation of the Property.
6.17    Management Agreements. Borrower has made available to Lender a correct and complete copy of the Management Agreement, all amendments thereto and any other written agreements or summaries of oral agreements with any Manager. As of the Effective Date, the Management Agreement is unmodified and in full force and effect and no party to the Management Agreement is in default thereunder. Additionally, Borrower has made available to Lender a correct and complete copy of each of the Asset Management Agreement and the Development Management Agreement, all amendments thereto and any other written agreements or summaries of oral agreements with any Asset Manager or Development Manager. As of the Effective Date, each of the Asset Management Agreement and the Development Management Agreement is unmodified and in full force and effect and no party thereto is in default thereunder.

6.18    Franchise Agreement. As of the Effective date, the Property is not subject to any Franchise Agreement.
6.19    Contracts. To Borrower’s knowledge, Exhibit C sets forth, as of the date hereof, a description of each Contract to which the Borrower, Operating Lessee, Manager or any Affiliate of either is a party which is material to the value, utility, operation or legality of the Property, other than the Management Agreement, the Development Management Agreement, the Asset Management Agreement, and any such Contract which may be terminated on thirty (30) days’ or less notice without penalty. The information set forth in Exhibit C is correct and complete in all material respects as of the date hereof. A correct and complete copy of each Contract specified on Exhibit C has been provided to Lender and each is unmodified (except as set forth on Exhibit C) and in full force and effect and no party to such contracts is in default thereunder.
6.20    Personal Property. Other than the Personal Property, the property of transient hotel guests and the property of tenants of the Campsite Parcel, no personal property is located on or within the Property, or used or proposed to be used in the Property. Borrower or Operating Lessee has good title to all Personal Property free and clear of all liens.
6.21    FF&E and Inventory. After Completion, the FF&E and the Inventory shall be adequate and sufficient for the use, occupancy, operation and maintenance of the Property in a manner sufficient to meet the brand standards as set forth in the Management Agreement.
6.22    Accounts. The Accounts comprise all the bank accounts, depository accounts, certificates of deposit, intercompany balances or other accounts of any kind or description owned by Borrower or Operating Lessee in which any Property revenues are at any time deposited, held or maintained.
6.23    Vehicles. The vehicles listed on Exhibit D are the only vehicles used or proposed to be used in the operation of the Property. Exhibit D shall include the vehicle identification number, whether such vehicle is owned or leased and describe any debt or lease obligation related to such vehicle. Borrower shall update Exhibit D within thirty (30) days after any modification or addition to the information disclosed therein.
6.24    Budgets. The annual budget delivered to Lender and all of the amounts set forth therein, shall present a true, full and complete line itemized of: (a) all reasonably estimated revenues; and (b) all reasonably estimated expenses which Borrower or Operating Lessee expects to pay or anticipates becoming obligated to pay, including, without limitation, obligations relating to the performance of any PIP.
6.25    Special Purpose Entity Status. Each of Borrower and Operating Lessee hereby represents, warrants and covenants to Lender, with regard to Borrower and Operating Lessee, as follows:
(a)    Limited Purpose. The sole purpose to be conducted or promoted by Borrower since its organization is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve, the Property; (ii) to enter into and perform its obligations under the Loan Documents; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware, as applicable, that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes. The sole purpose to be conducted or promoted by Operating Lessee since its organization is to engage in the following activities: (i) to lease, operate, manage, maintain, deploy and improve the Property, (ii) to enter into and perform its obligations under the Loan Documents, (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware, as applicable, that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes
(b)    Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower or Operating Lessee, neither Borrower nor Operating Lessee shall (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person, provided, Borrower may under certain circumstances become liable for the obligations of Operating Lessee under the Management Agreement; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) incur, create or assume any indebtedness or liabilities other than those liabilities set forth in the Management Agreement, the Asset Management Agreement, the Development Management Agreement, the Loan, intercompany debt between Borrower and Guarantor, provided such indebtedness is expressly subordinate to the Loan, becomes due after the Second Extended Maturity Date and requires no payment be made thereon during the term of the Loan, the Swap Agreement (and any Swap Agreement required pursuant to the terms and conditions of the Loan, including, without limitation, any Swap Agreement entered into in connection with Borrower’s exercise of any Option to Extend), equipment leases having an aggregate value not greater than $500,000.00 and unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property, and which is not evidenced by a note and which are otherwise expressly permitted under the Loan Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents; (v) engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s or Operating Lessee’s business; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; (vii) own any asset or property other than the Property, the Personal Property, and other incidental personal property necessary for the ownership or operation of the Property.
(c)    Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, each of Operating Lessee and Borrower represents and warrants that in the conduct of its operations since its organization it has and will continue to observe the following covenants (collectively, the

“Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (vi) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that each of Borrower’s and Operating Lessee’s assets may be included in a consolidated financial statement of its’ Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of each of Borrower and Operating Lessee from such Affiliate and to indicate that each of Borrower’s and Operating Lessee’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (vii) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (viii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (ix) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements (and for the purposes herein the Asset Management Agreement and the Development Management Agreement are each deemed to be entered into an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties); (x) conduct business in its own name and use checks bearing its own name; (xi) not commingle its assets or funds with those of any other Person; (xii) not assume, guarantee or pay the debts or obligations of any other Person; (xiii) correct any known misunderstanding as to its separate identity; (xiv) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents); (xv) not make loans or advances to any other Person; (xvi) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower or Operating Lessee; and (xviii) cause the managers, officers, employees, agents and other representatives of each of Borrower and Operating Lessee to act at all times with respect to such party consistently and in furtherance of the foregoing and in the best interests of such party.
Failure of Borrower or Operating Lessee to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of either of Borrower or Operating Lessee as a separate legal entity.
(d)    SPE Covenants in Borrower Organizational Documents. Each of Borrower and Operating Lessee covenants and agrees to incorporate the provisions contained in this Section, into the organizational documents of Borrower and Operating Lessee. Each of Borrower and Operating Lessee agrees not to amend, modify or otherwise change its organizational documents with respect to the provisions of this Section.
6.26    Survival of Representations. Each of Borrower and Operating Lessee makes all of the representations and warranties set forth herein and in the other Loan Documents as of the date of this Agreement, the Effective Date and the date of each disbursement by Lender to Borrower of Loan proceeds, and agrees that all of the representations and warranties set forth herein and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by each of Borrower and Operating Lessee shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 7
HAZARDOUS MATERIALS
7.1    Special Representations and Warranties. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, except as previously disclosed to Lender in that certain Phase 1 Report prepared by S&ME, Inc. Project No. 4263-14-108, each of Borrower and Operating Lessee hereby specially represents and warrants to the best of each of Borrower’s and Operating Lessee’s knowledge, as applicable, as of the date of this Agreement as follows:
(a)    Hazardous Materials. The Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”). “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.
(b)    Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.
(c)    Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) pending or threatened against Borrower, Operating Lessee or the Property by any governmental entity or agency or by any other Person relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.
7.2    Hazardous Materials Covenants. Borrower agrees as follows:
(a)    No Hazardous Activities. Neither Borrower nor Operating Lessee shall cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.
(b)    Compliance. Each of Borrower and Operating Lessee shall comply and cause the Property to comply with all Hazardous Materials Laws.
(c)    Notices. Each of Borrower and Operating Lessee shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower or Operating Lessee that the Property does not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.
(d)    Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property, Borrower or Operating Lessee shall immediately take, at Borrower’s or Operating Lessee’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.
7.3    Inspection by Lender. Upon reasonable prior written notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.
7.4    Hazardous Materials Indemnity. EACH OF BORROWER AND OPERATING LESSEE HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY. EACH OF BORROWER AND OPERATING LESSEE SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. EACH OF BORROWER’S AND OPERATING LESSEE’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE THEREOF, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE MORTGAGE, ANY FORECLOSURE PROCEEDING, ANY FORECLOSURE SALE,

ANY DELIVERY OF ANY DEED IN LIEU OF FORECLOSURE OR ANY RELEASE OF RECORD OF THE MORTGAGE.
ARTICLE 8
COVENANTS OF BORROWER
8.1    Performance of Obligations. Each of Borrower and Operating Lessee shall promptly pay and perform all of its obligations hereunder and under the other Loan Documents when due.
8.2    Expenses. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, Uniform Commercial Code for UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semi-annually; provided, unless any such appraisal is commissioned during or as a result of a Default or otherwise expressly contemplated by the terms hereof Borrower shall not have to pay the costs of any such appraisal more than one time in any twelve (12) month period. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.
8.3    ERISA Compliance. Each of Borrower and Operating Lessee shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower or Operating Lessee knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower or Operating Lessee has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower or Operating Lessee proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.
8.4    Leasing. Each of Borrower and Operating Lessee shall use its commercially reasonable efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.
8.5    Approval of Leases. All leases of all or any part of the Property shall: (a) be upon terms and with tenants approved in writing by Lender prior to Borrower’s or Operating Lessee’s execution of any such lease; and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Lender; provided the foregoing requirements shall not apply for leases at the Campsite Parcel. If Lender shall not have notified Borrower in writing of its approval or disapproval within seven (7) Business Days after Lender’s receipt of Borrower’s request, Borrower’s request shall be deemed approved. All standard lease forms and any material deviation from any form, shall be approved in writing by Lender prior to execution of any lease using such form. In addition, neither Borrower nor Operating Lessee shall enter into any leases of space at the Property without Lender’s consent; provided, no such consent shall be required for (a) leases of space at the Campsite Parcel; (b) leases expressly permitted to be entered into by Manager under the Management Agreement without consent from the Operating Lessee; or (c) leases for space of less than 1,000 square feet or for a term including all renewal options) not exceeding (1) year.
8.6    Intentionally Omitted.
8.7    Opinion of Legal Counsel. Borrower shall provide, at Borrower’s expense, an opinion or opinions of legal counsel in customary form and content satisfactory to Lender to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents and Other Related Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) each of Borrower, Operating Lessee and Guarantor is duly formed and has all requisite authority to enter into the Loan Documents and Other Related Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request.
8.8    Management/Franchise Agreements. Each of Borrower and Operating Lessee shall cause the Property to be operated pursuant to the Management Agreement (and any Franchise Agreement hereafter affecting the Property) and each of Borrower and Operating Lessee shall:
(a)    promptly perform and/or observe (or cause to be performed and/or observed) in all material respects all of the covenants and agreements required to be performed and observed by it under the Management Agreement (or Franchise Agreement, if applicable) (including, without limitation, the requirements of any PIP) and do all things necessary to preserve and to keep unimpaired its material rights thereunder;
(b)    promptly notify Lender of any default or notice of non-compliance received or delivered in connection with the Management Agreement (or Franchise Agreement, if applicable);
(c)    promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, property improvement plan and any other notice, report and estimate delivered or received by it under the Management Agreement (or Franchise Agreement, if applicable); and
(d)    indemnify and hold Lender harmless from and against all claims or liabilities in any way arising in connection with any termination payments under the Management Agreement (or Franchise Agreement, if applicable), and costs or fees relating to any PIP and liquidated damages payable under the Management Agreement (or Franchise Agreement, if applicable).

8.9    Asset Management Agreement and Development Management Agreement. Each of Borrower and Operating Lessee agree to promptly perform and/or observe (or cause to be performed and/or observed) in all material respects all of the covenants and agreements required to be performed by it under the Asset Management Agreement and the Development Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder. Each of Borrower and Operating Lessee shall promptly notify Lender of any default or notice of non-compliance received or delivered in connection with either the Asset Management Agreement or the Development Management Agreement.
8.10    Actions to Maintain Property. Borrower and/or Operating Lessee shall:
(a)    or shall cause the Manager to, maintain Inventory in amounts sufficient to satisfy the requirements under the Management Agreement from time to time;
(b)    or shall cause the Manager to, make, or cause to be made, all renovations and capital improvements to the Property in a good and workmanlike manner with materials of high quality, free of defects and liens, in accordance with the applicable plans and specifications and in compliance will all applicable laws, regulations and requirements;
(c)    or shall cause the Manager to, keep all Licenses in full force and effect and promptly comply with all conditions thereof;
(d)    if the Note is mutilated, destroyed, lost, or stolen, promptly deliver to Lender, upon written request, an affidavit of lost note with respect thereto and a new promissory note containing the identical terms and conditions as the Note with a notation thereon of the unpaid principal and accrued and unpaid interest;
(e)    upon Lender’s reasonable request, execute, deliver, record and furnish such documents as Lender may reasonably deem necessary or desirable to (i) perfect and maintain perfected (to the extent that perfection can be achieved without control, if neither Borrower nor Operating Lessee has such control) as valid liens upon the Property and all other collateral the liens granted by each of Borrower and Operating Lessee to Lender under the Loan Documents, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement;
(f)    other than Permitted Transfers, not transfer any portion of the Property or the beneficial ownership thereof without the prior written consent of Lender;
(g)    pay to Lender all fees and recording costs, the costs of preparing any necessary documents, including attorney’s fees if any, and any other reasonable costs and expense associated with Lender’s exercise of rights hereunder.
8.11    Proceedings. If any legal proceedings are commenced seeking to enjoin or otherwise prevent or declare unlawful the use, occupancy, operation or maintenance of the

Property or any portion thereof (a “Proceeding”), or if any other Proceedings are filed, Borrower or Operating Lessee shall immediately notify Lender in writing and to the extent permitted by law and at its sole expense, (i) cause the proceedings to be vigorously contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, each Borrower and Operating Lessee shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such proceedings, as well as any others.
8.12    Correction of Defects. Within a commercially reasonable period of time after Borrower or Operating Lessee acquires knowledge of or is given notice of a material defect in the Property or any departure from other requirements of this Agreement, Borrower or Operating Lessee shall commence and continue with diligence to correct all such defects and departures (including, without limitation, any corrective action necessary to perfect and maintain perfected as valid liens upon the Property and all other collateral the liens granted by Borrower to Lender under the Loan Documents). Borrower or Operating Lessee shall endeavor to complete such corrections within thirty (30) days after Borrower or Operating Lessee acquires such knowledge or is given such notice, or, if such corrections cannot reasonably be completed within thirty (30) days then within sixty (60) days in total or such longer period as Lender shall determine is reasonably necessary to complete the applicable corrections and related due diligence. Upon Borrower or Operating Lessee acquiring knowledge of such defect (other than as a result of written notice to Borrower or Operating Lessee from Lender), Borrower or Operating Lessee shall promptly advise Lender in writing of such matter and the measures being taken to make such corrections, along with an estimate of the time of completion.
8.13    Personal Property. (a) All of the Personal Property located on or used in connection with the Property, shall always be located at the Property and shall also be kept free and clear of all liens; (b) Borrower or Operating Lessee shall pay all taxes, levies, charges and assessments on the Personal Property located on or used in connection with the Property prior to such taxes, levies, charges or assessments becoming delinquent; and (c) Borrower or Operating Lessee shall, from time to time upon request by Lender, furnish Lender with evidence of such ownership and payment satisfactory to Lender, including searches of applicable public records.
8.14    Operation of the Property. Neither Borrower nor Operating Lessee shall, without Lender’s prior written consent: (a) surrender, terminate, cancel or permit the termination of the Management Agreement (or any Franchise Agreement, if applicable), the Development Management Agreement, or the Asset Management Agreement or otherwise replace the Manager (or any franchisor, if applicable), Development Manager or Asset Manager or enter into any operating lease (other than the Operating Lease) or franchise or management agreements with respect to the Property, (b) reduce or consent to the reduction of or extension of the term of the Management Agreement (or any Franchise Agreement, if applicable), the Development Management Agreement or the Asset Management Agreement; (c) increase or consent to the increase by any material amount of the amount of any charges under the Management Agreement (or any Franchise Agreement, if applicable) (other than variable charges under the Management Agreement, which charges by their nature are established by Manager and do not require Borrower’s or Operating Lessee’s consent), the Development Management Agreement or the Asset Management Agreement; or (d) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Management Agreement (or any Franchise Agreement, if any), the Development Management Agreement or the Asset Management Agreement in any material respect.
8.15    Accounts. Neither Borrower nor Operating Lessee shall have any Accounts other than with Lender, except for Accounts over which Manager has sole signatory authority, which accounts are identified on Schedule 8.15 hereto. Each Account shall be in the name of Borrower, and shall have the account number and be captioned as more particularly described in Schedule 8.15 of this Agreement. Neither Borrower nor Operating Lessee shall have any right or ability to effect withdrawals from any Accounts except: (a) Manager shall have the right and ability to effect withdrawals from certain of the Accounts as set forth in the Management Agreement, and (b) otherwise, Borrower and Operating Lessee may effect withdrawals from the Accounts in accordance with the provisions of this Agreement, and neither Borrower nor Operating Lessee shall have any right to exercise dominion or control over the proceeds in such Accounts except as expressly provided in this Agreement.
8.16    Intentionally Omitted.
8.17    FF&E Reserves. Borrower or Operating Lessee shall deposit, or shall cause Manager to deposit into the FF&E Reserve Account, monthly in accordance with the provisions of the Management Agreement, an amount equal to the actual amount of reserves required to be deposited for FF&E pursuant to the Management Agreement (or any Franchise Agreement, if applicable). Funds on deposit in the FF&E Reserve Account may be (a) applied by Manager for payment of FF&E Expenses in accordance with the Management Agreement and otherwise approved annual capital budgets for the Property, and (b) used for additional capital expenditures which are not budgeted but which are approved by Manager and by Lender in the exercise of Lender’s reasonable discretion.
8.18    Taxes, Assessments and Encumbrances. Borrower shall pay, or shall cause the Operating Lessee to cause the Manager to pay, prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi public authority or utility company which are (or if not paid, may become) a lien, encumbrance or charge against (each, a “Tax”, and collectively, “Taxes”) on all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. Borrower shall not permit, and shall immediately discharge, any Tax (other than liens in favor of Lender created by the Loan Documents) on the Property which is not a Tax that has been approved by Lender in writing, and shall also pay when due each obligation secured by or reducible to a Tax which now or hereafter encumbers or appears to encumber all or part of the Property, whether the Tax is or would be senior or subordinate to the Mortgage. Notwithstanding the preceding sentence, Borrower shall have the right to contest in good faith and with due diligence the validity of any such Tax upon furnishing to Lender a bond covering such contested Tax in form, scope and substance satisfactory to Lender (and from a bonding company approved by Lender in its reasonable discretion) or by furnishing the title company issuing the Title Insurance Policy such security or indemnity as it may require to induce the title company to issue an endorsement to the Title Insurance Policy insuring against all applicable claims, liens or proceedings.

8.19    Owner’s Remittance Account. Unless required to be deposited by Borrower or the Operating Lessee into the Seasonal Working Capital Reserve Account in accordance with Section 8.22, until the Renovations are Complete: (a) Borrower and Operating Lessee shall cause all Owner Disbursements (other than amounts payable by Operating Lessee to Borrower under the Operating Lease) to be deposited into the Owner’s Remittance Account, and (b) Borrower shall deposit all amounts received from Operating Lessee under the Operating Lease into the Borrower’s Account. Each Borrower and Operating Lessee shall be precluded from making any Distributions of such funds from such Accounts to its respective member until such time as the Renovations are Complete. Notwithstanding the foregoing, (x) neither Borrower nor Operating Lessee shall be precluded from making payments due under the Asset Management Agreement or the Development Management Agreement at any time prior to or after Completion of the Renovations, provided a Default does not then exist hereunder, (y) Borrower or Operating Lessee may use funds on deposit in the Owner’s Remittance Account or Borrower’s Account to pay for working capital shortfalls at the Property and/or as additional equity required to be contributed in order to achieve Completion of the Renovations or any other capital project approved by Lender and (z) Borrower or Operating Lessee may use funds on deposit in the Owner’s Remittance Account or Borrower’s Account to make Distributions as to the extent necessary to satisfy applicable REIT Requirements.
8.20    Intentionally Omitted.
8.21    Interest Reserve Account.
(a)    On or prior to the date hereof, Borrower shall establish the Interest Reserve Account with Lender. On the date hereof, Borrower shall deposit $267,000 into the Interest Reserve Account as additional security for Borrower’s obligation to pay any amounts owed to Lender pursuant to the Note or any other Loan Document. On each monthly payment date through the monthly payment date occurring on or before March 31, 2015, and provided no Default then exists, Lender shall apply all or any part of the amounts escrowed pursuant to this Section 8.21 (including any interest earned on such amounts) to payment of accrued and unpaid interest due under the Note and to any payments required under the Swap Agreement (if applicable). Insufficiency of funds in the Interest Reserve Account shall not relieve Borrower from its obligation to make payments under the Loan Documents, including, without limitation, the Note, or under any Swap Agreement, when due. Following a Default, Lender may apply all or any part of the amounts escrowed pursuant to this Section 8.21 (including any interest earned on such amounts) to any obligations under the Loan Documents and/or to cure such Default, in which event Borrower shall be required to restore all amounts so applied, as well as to cure any other aspect of such Default not cured by such application. Upon assignment of the Loan, Lender shall have the obligation to assign all amounts collected and in its possession to its assignee whereupon Lender shall be released from all liability with respect thereto. Upon full repayment of the obligations under the Loan Documents (other than full repayment of the obligations under the Loan Documents as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the obligations under the Loan Documents) or at such earlier time as Lender may elect, the balance of all amounts collected and in Lender’s possession and not otherwise applied to the payment of obligations as set forth in this Section 8.21 shall be released and paid to Borrower and no other party shall have any right or claim thereto.

(b)    If any amounts in the Interest Reserve Account remain undisbursed after March 31, 2015 then, at Borrower’s written request, Lender shall apply any such amounts to payments due under the Note provided no Default shall have occurred which is continuing and no event shall have occurred which with notice, passage of time or both would constitute a Default.
8.22    Seasonal Working Capital Reserve Account.
(a)    On or prior to the date hereof, Borrower shall establish the Seasonal Working Capital Reserve Account and shall deposit $276,674 therein. During the term of the Loan, Borrower may request disbursements from the Seasonal Working Capital Reserve Account to fund Borrower’s or Operating Lessee’s obligations to provide working capital to Manager as required by, and in accordance with Section 5.03 of the Management Agreement. Lender will disburse funds from the Seasonal Working Capital Reserve Account to or for the benefit of Borrower within five (5) Business Days of Borrower’s request, however, not more than one time per month.
(b)    If at any time during a peak season during the term of the Loan Lender reasonably determines based on its review of then-applicable Annual Budget that the amount of working capital retained or to be retained by Manager will be insufficient for the continued operation of the Property through the next occurring off-peak season, then at Lender’s request, Operating Lessee will deposit all or any Owner’s Disbursements into the Seasonal Working Capital Reserve Account until such time as Lender reasonably believes that sufficient funds are on deposit in the Seasonal Working Capital Reserve Account to satisfy the working capital needs of the Property through the next occurring off-peak season (taking into account any amounts reserved for such purpose by Manager pursuant to the Management Agreement). The amount and timing of such deposits shall be determined by Borrower or Operating Lessee, in the exercise of their respective reasonable discretion based on the then-applicable Annual Budget, provided in all events there shall be sufficient amounts on deposit in the Seasonal Working Capital Reserve Account to satisfy the working capital needs of the Property as and when required for the next occurring off-peak season; provided, however, that if the Manager reserves any amount for such purpose pursuant to the Management Agreement the amount required to be deposited in the Seasonal Working Capital Reserve Account pursuant to this subsection (b) shall be reduced on a dollar for dollar basis provided that Lender receives evidence reasonably satisfactory to Lender confirming such reserves by Manager.
(c)    Upon assignment of the Loan, Lender shall have the obligation to assign all amounts collected and in its possession to its assignee whereupon Lender shall be released from all liability with respect thereto. Upon full repayment of the obligations under the Loan Documents (other than full repayment of the obligations under the Loan Documents as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the obligations under the Loan Documents) or at such earlier time as Lender may elect, the balance of all amounts collected and in Lender’s possession and not otherwise applied to the payment of obligations as set forth in this Section 8.22 shall be released and paid to Borrower and no other party shall have any right or claim thereto.

(d)    Notwithstanding anything to the contrary in this Section, Borrower and Operating Lessee shall be entitled to make Distributions as and to the extent necessary to satisfy applicable REIT requirements.
8.23    Subordination of Management Agreement. Borrower shall cause Manager to enter into such agreements with Lender as Lender may reasonably request to subordinate the Management Agreement to the Loan.
8.24    Management Fees. Borrower agrees that management fees paid under the Management Agreement shall not exceed the amount payable under the Management Agreement.
8.25    Intentionally Omitted.
8.26    DSCR Hurdle.
(a)    If any Compliance Certificate delivered by Borrower to Lender pursuant to the terms of Section 9.6 confirms that the DSCR as of the applicable DSCR Test Date was less than the applicable DSCR Hurdle, then within thirty (30) days after the date on which Borrower delivers such Compliance Certificate to Lender, Borrower shall either (i) repay a portion of the outstanding principal amount of the Loan in an amount equal to the DSCR Shortfall or (ii) deliver to Lender a Letter of Credit in the amount of the DSCR Shortfall. Borrower’s failure to make the payment or deliver the Letter of Credit contemplated in the previous sentence within the time period required will constitute a Default hereunder, without notice or the opportunity to cure.
(b)    If Lender is already in possession of a Letter of Credit, Borrower may satisfy the provisions of clause (ii) in subsection (a) above by delivery of an amendment to such Letter of Credit to the extent necessary to increase the amount thereof to an amount equal to the DSCR Shortfall and to extend the expiry of date to the date contemplated by clause (b) of the definition of “Letter of Credit” in Section 1.1 above. Lender may draw upon any Letter of Credit under which it is beneficiary (i) upon the occurrence and during the continuance of a Default, or (ii) at any time that less than thirty (30) days remain until the expiry of such Letter of Credit, and amounts so drawn shall be applied to the obligations of Borrower in such order as Lender may elect.
8.27    Intentionally Omitted.
8.28    Liens. Neither Borrower nor Operating Lessee shall permit any member of Borrower or Operating Lessee, as applicable, to pledge or otherwise encumber its interest in Borrower or Operating Lessee, as applicable.
8.29    Dissolution. Neither Borrower nor Operating Lessee shall dissolve, terminate its existence, liquidate, merge with or consolidate into another Person.
8.30    Affiliate Transactions. None of Borrower, Operating Lessee or Guarantor shall enter into, or be a party to, any transaction with an Affiliate of Borrower, Operating Lessee or any Guarantor, or any of the members of such Borrower, Operating Lessee or Guarantor, except

(a) in the ordinary course of business and on terms which are fully disclosed to Lender in advance and (b) are no less favorable to Borrower, Operating Lessee or Guarantor than would be obtained in a comparable arm’s-length transaction with an unrelated third party. Lender hereby approves of the terms of the Asset Management Agreement and Development Management Agreement.
8.31    Intentionally Omitted.
8.32    Further Assurances. Upon Lender’s request and at Borrower’s sole cost and expense, each of Borrower and Operating Lessee shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents (to the extent that perfection can be achieved without control, if neither Borrower nor Operating Lease has such control).
8.33    Assignment. Without the prior written consent of Lender, neither Borrower nor Operating Lessee shall assign such party’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.
8.34    Swap Documents. Borrower shall execute promptly all documents evidencing the Swap Agreement.
ARTICLE 9
REPORTING COVENANTS
9.1    Financial Information. Borrower or Operating Lessee shall deliver (or cause to be delivered) to Lender, as soon as available, but in no event later than one hundred twenty (120) days after Guarantor’s fiscal year end, a current, audited financial statement of Guarantor (including, without limitation, an income and expense statement and balance sheet) signed by an authorized officer of Guarantor, as applicable, together with any other financial information requested by Lender for Guarantor, provided, however, that so long as the ultimate parent of Guarantor maintains its status as a REIT (and no Default has occurred and is continuing), Guarantor’s financial statements are not required to be audited; and
Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with GAAP, consistently applied.
9.2    Books and Records. Borrower or Operating Lessee shall maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Lender upon reasonable prior written notice.
9.3    Annual Budget. Until such time as the obligations under the Loan Documents are satisfied in full, Borrower shall deliver to Lender, no later than January 31 of each calendar year, an annual budget for such calendar year including all projected revenues, operating costs and capital expenditures with respect to the Property (the “Annual Budget”), provided, however, that notwithstanding the foregoing, with respect to the Annual Budget for calendar year 2015, Borrower shall not be required to deliver such Annual Budget prior to January 31, but shall deliver such Annual Budget as soon as possible following receipt of same from Manager. Upon the occurrence and during the continuance of a Default, the Annual Budget shall be subject to the approval in writing by Lender in its sole discretion. Lender’s approval of a budget or any amendment thereto does not constitute a representation or agreement by Lender that all amounts are accurately and properly reflected therein, the responsibility therefor being solely with Borrower.
9.4    Confidentiality. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, confidential information obtained by Lender pursuant to this Agreement or in connection with the Loan shall not be disseminated by Lender and shall not be disclosed to third parties except to regulators, taxing authorities and other governmental agencies having jurisdiction over the Lender or otherwise in response to the requirements of applicable law, to Lender’s auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, and to any prospective assignee of or participant in Lender’s interest under this Agreement or any prospective purchaser of the assets or a controlling interest in Lender, provided that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this Section 9.4. In connection with disclosures of confidential information to any non-governmental third-party, Lender shall, to the extent feasible and permitted, give prior notice of such request to Borrower; however, Lender shall incur no liability to Borrower for failure to do so. For purposes hereof, “confidential information” shall mean all nonpublic information obtained by Lender, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by Lender of such information.
9.5    Monthly Reporting Requirements. Until such time as the obligations under the Loan Documents are satisfied in full, Borrower shall deliver to Lender within twenty-five (25) days after each month-end:
(a)    detailed monthly operating statements (each, an “Operating Statement”) which shows Gross Operating Revenue and Gross Operating Expenses relating to the Property and compares current month, year-to-date, and trailing twelve (12) month actual performance relative to the Annual Budget and prior year for the same periods;
(b)    a budget reforecast (expressed on a month by month fiscal year basis, showing year-to-date actual plus remainder year forecast);
(c)    the most current monthly Smith Travel Research Report available, which will include the Property with its primary competitive set; and
(d)    such other information reasonably requested by Lender.
9.6    Compliance Certificate. Within twenty-five (25) days following each DSCR Test Date, Borrower shall deliver to Lender a certificate, executed by an officer of Borrower acceptable to Lender and in the form attached hereto as Exhibit F (together with such supporting detail and evidence reasonably requested by Lender, including historical operating statements) confirming the DSCR as of the applicable DSCR Test Date (the “Compliance Certificate”)

(together with the supporting detail and evidence reasonably requested by Lender, including, without limitation, historical operating statements) that sets forth the DSCR for the twelve (12) month period ending on such DSCR Test Date.
ARTICLE 10
DEFAULTS AND REMEDIES
10.1    Default. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:
(a)    Monetary. Borrower’s failure to pay (i) any amount due on the Maturity Date, (ii) any principal when due, or (iii) any interest on the Loan (or any fee or other amount payable under the Loan Documents) within five (5) days after the date such interest, fee or other amount first became due; or
(b)    Performance of Obligations. Borrower’s or Operating Lessee’s failure to perform any obligation other than those set forth in Section 10.1(a) above under any of the Loan Documents when such obligation is to be performed; provided, however, that if a cure period is specifically provided in the applicable provision giving rise to such obligation, Borrower’s or Operating Lessee’s failure to perform will not constitute a Default until such date as the specified cure period expires; or
(c)    Use. The prohibition, enjoining, discontinuance or interruption of Borrower’s or Operating Lessee’s use or right to occupy, use or lease the Property (including, without limitation, any event or action which would preclude the Property from being operated as a branded hotel under the Management Agreement (or any Franchise Agreement, if applicable) or any Lender approved successor thereto) for a continuous period of more than thirty (30) days; or
(d)    Condemnation; Attachment. (i) The condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property; or (ii) the sequestration or attachment of, or any levy or execution upon any material portion of the Property, any other collateral provided by Borrower or Operating Lessee under any of the Loan Documents, or any substantial portion of the other assets of Borrower or Operating Lessee, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or
(e)    Representations and Warranties. The failure of any representation or warranty of Borrower or Operating Lessee in any of the Loan Documents and the continuation of such failure for more than ten (10) days after written notice to Borrower or Operating Lessee from Lender requesting that Borrower or Operating Lessee cure such failure; provided that if any such failure is susceptible to cure and cannot be cured within such ten (10) day period, then Borrower or Operating Lessee, as the case may be, shall have an additional sixty (60) day period to cure such failure and no Default shall be deemed to exist hereunder so long as Borrower or Operating Lessee, as the case may be, commences such cure within the initial ten (10) day period and diligently and in good faith pursues such cure to completion within the resulting sixty (60) day period from the date of Lender’s notice; or

(f)    Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower or Operating Lessee for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization, insolvency or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower or Operating Lessee in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s or Operating Lessee’s insolvency; (iii) a general assignment by Borrower or Operating Lessee for the benefit of creditors; or (iv) Borrower or Operating Lessee applying for, or the appointment of, a receiver, trustee, custodian, liquidator or similar official with respect to Borrower or Operating Lessee or any of Borrower’s or Operating Lessee’s property; or
(g)    Involuntary Bankruptcy. The failure of Borrower or Operating Lessee to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or Operating Lessee or in any way restrains or limits Borrower, Operating Lessee or Lender regarding the Loan or the Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition; or
(h)    Other Guarantors. The occurrence of any of the events specified in Section 10.1(f) or 10.1(g) as to Guarantor; or
(i)    Death or Incapacity of Borrower. The death or incapacity of Borrower or Operating Lessee, in each case if an individual; or
(j)    Change In Management or Control. The occurrence of any material management or organizational change in either of Borrower or Operating Lessee or in either of their respective partners, venturers or members, including, without limitation, any partnership, joint venture or member dispute which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, on the Property, or on the ability of Borrower or Operating Lessee or in either of their respective its partners, venturers or members to perform their obligations under the Loan Documents; provided, no material management or organizational change that constitutes a Permitted Transfer shall be deemed to be a Default; or
(k)    Loss of Priority. The failure at any time of the Mortgage to be a valid first lien upon the Property or any portion thereof, other than as a result of any release or reconveyance of the Mortgage with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement and subject to Borrower’s cure rights provided for in Section 4.8; or
(l)    Intentionally Omitted.
(m)    Intentionally Omitted.
(n)    Adverse Financial Condition - Other Than Borrower. Any material adverse change in the financial condition of Borrower or Guarantor from the condition shown on the financial statement(s) submitted to Lender and relied upon by Lender in making the Loan, the materiality and adverse effect of such change in financial condition to be reasonably determined by Lender in accordance with its credit standards and underwriting practices in effect at the time of making such determination; or
(o)    Intentionally Omitted; or
(p)    Default Under Guaranty. The occurrence of a default under any Guaranty now or hereafter executed in connection with the Loan, including without limitation, Guarantor’s failure to perform any covenant, condition, or obligation thereunder; or
(q)    Default Under Management Agreement. The occurrence of a default by the Borrower, Operating Lessee or any Affiliate of either under the Management Agreement (including, without limitation, the failure to satisfy PIP obligations as and when required thereunder) that extends beyond any applicable cure period provided for therein; unless the Borrower, Operating Lessee or Affiliate are reasonably challenging the existence or cure of such default and the Manager under the Management Agreement has not sent a notice of termination of, or otherwise terminated, such Management Agreement; or
(r)    Default Under Franchise Agreement. If the Property is at any time subject to a Franchise Agreement, the occurrence of a default by the Borrower, Operating Lessee or any Affiliate of either under such Franchise Agreement, if applicable (including, without limitation, the failure to satisfy PIP obligations as and when required thereunder) that extends beyond any applicable cure period provided for therein unless the Borrower, Operating Lessee or any Affiliate are reasonably challenging the existence or cure of such default and the franchisor under the Franchise Agreement has not sent a notice of termination of, or otherwise terminated, such Franchise Agreement; or
(s)    Revocation of Liquor License. The revocation, cancellation, termination or suspension of the liquor license for the hotel located at the Property for a period of thirty (30) days or more; or
(t)    Default Under Swap Agreement. The occurrence of a default by Borrower or a termination event with respect to Borrower under an swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Lender in connection with the Loan, including without limitation the Swap Agreement.
10.2    Acceleration Upon Default; Remedies. Upon the occurrence of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Accounts to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.
10.3    Lender’s Completion of Construction. Upon the occurrence and during the existence of a Default, Lender may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Property, and subject to the Management Agreement SNDA remove Borrower and all agents, employees and contractors of Borrower from the Property and complete the Renovations. For this purpose, Borrower irrevocably appoints Lender as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Lender may, in Borrower’s name, take or omit to take any action Lender may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Property.
10.4    Disbursements to Third Parties. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lender. If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.
10.5    Repayment of Funds Advanced. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.
10.6    Rights Cumulative, No Waiver. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.
10.7    Lender’s Right To Stop Construction. If Lender determines at any time that the Renovations are not being constructed in material compliance with the Plans and Specifications and all Legal Requirements, Lender may immediately cause all construction to cease and withhold further disbursements under the Loan. Borrower shall thereafter not allow any construction work, other than corrective work, to be performed at the Property until such time as Lender notifies Borrower in writing that the nonconforming condition has been corrected. Borrower shall notify Lender and Lender’s inspector immediately upon receipt of “red tag” or “stop order” notices from any federal, state, county or municipal building inspector or of unsatisfactory compliance with any applicable building code, and in such event Borrower shall provide Lender and Lender’s inspector with a full and complete written explanation of the nature of such noncompliance.

ARTICLE 11
DUE ON SALE/ENCUMBRANCE
11.1    Property Transfers.
(a)    Prohibited Property Transfers. Neither Borrower nor Operating Lessee shall not cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property or the Collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, a Lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant; or occupancy by a transient guest; and (ii) the Transfer of all or any part of either Borrower’s or Operating Lessee’s right, title and interest in and to any Lease or lease payments.
(b)    Permitted Property Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (i) a Transfer which is expressly permitted under this Agreement; (ii) a Lease which is permitted under the terms of the Loan Documents; and (iii) the sale of inventory in the ordinary course of business.
11.2    Equity Transfers.
(a)    Prohibited Equity Transfers. Neither Borrower nor Operating Lessee shall cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a “Prohibited Equity Transfer”), including without limitation, (i) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.
(b)    Permitted Equity Transfers. Notwithstanding the foregoing, none of the following Transfers (each a “Permitted Transfer”) shall be deemed to be a Prohibited Equity Transfer:
(i)    a Transfer by a natural person who is a member, partner or shareholder of a Restricted Party to a revocable inter vivos trust having such natural person as both trustor and trustee of such trust and one or more immediate family members of such natural person as the sole beneficiaries of such trust;

(ii)    a Transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party where such Transfer does not result in a Default under this Agreement;
(iii)    Transfers of interests in KBS SOR II IC Myrtle Beach Property LLC (“Borrower Member”) and KBS SOR II Myrtle Beach Operations LLC (“Operating Lessee Member”) between the members of Borrower Member and Operating Lessee Member; provided that following any such Transfer(s), (i) Guarantor continues to own, directly or indirectly, not less than ninety percent (90%) of the interests in Borrower and Operating Lessee and to Control Borrower and Operating Lessee, in each case subject to the terms of (x) the Limited Liability Company Agreement of Borrower Member, (v) the Limited Liability Company Agreement of Operating Lessee Member, and (z) the Management Agreement, (ii) the identity of the ultimate indirect owners of each of Borrower and Operating Lessee is identical and the percentage interests owned by such ultimate indirect owners in each of Borrower and Operating Lessee is identical and (iii) for so long as IC Myrtle Beach Holdings LLC (“ICBH”) owns a direct or indirect interest in Borrower and Operating Lessee, ICBH is Controlled, directly or indirectly, by one or more of Ken Fearn, Stewart Cushman and Dan Kurz; and
(iv)    For so long as ICBH owns a direct or indirect interest in Borrower and Operating Lessee, (and notwithstanding the provisions of Section 11.2(b)(iii)), Transfers of direct or indirect interests in ICBH to any Person; provided following such Transfer(s) ICBH is Controlled by one or more of Ken Fearn, Stewart Cushman and Dan Kurz; and
(v)    Transfers of direct or indirect interests in Guarantor (including, without limitation, KBS Operating Partnership, KBS Strategic Opportunity Holdings II, LLC, a Delaware limited liability company (“Operating LLC”), and KBS REIT); provided KBS REIT continues to own, directly or indirectly, one hundred percent (100%) of the equity interests in Guarantor; provided, further, that Transfers of up to forty-nine percent (49%) (in the aggregate) of the direct or indirect interests in Guarantor to a Person not owned directly or indirectly by KBS REIT (a “Non-Affiliate Transferee”) shall be permitted with Lender’s consent, which consent shall not be unreasonably withheld, provided that (i) not less than fifteen (15) Business Days prior to the date of the proposed Transfer, Borrower delivers a written request to Lender for Lender’s consent to such Transfer, which request shall specifically identify the proposed Non-Affiliate Transferee, together with such other information with respect to such Non-Affiliate Transferee as Lender may reasonably request (including, without limitation, organizational documents of such Non-Affiliate Transferee, financial statements of such Non-Affiliate Transferee and lien, bankruptcy, judgment and litigation searches with respect to such Non-Affiliate Transferee) and (ii) it shall be reasonable for Lender to withhold its consent to such Transfer if the Non-Affiliate Transferee is not a Wells Fargo Customer in Good Standing; provided further that Guarantor shall be permitted to execute guaranties and/or indemnity agreements for its subsidiaries; and
(vi)    KBS Operating Partnership, Operating LLC, KBS REIT (collectively, the “KBS Upper-Tier Entities), and any other Person owning interests in the

KBS Upper-Tier Entities, direct or indirect, shall be permitted to execute guaranties and/or indemnity agreements for their respective subsidiaries and to obtain loans from, or incur indebtedness to, any third-party lender (each a “Secondary Loan”) and to pledge their respective interests (direct or indirect) in the KBS Upper-Tier Entities or Guarantor, as security for any such Secondary Loan so long as any default under a Secondary Loan resulting in a foreclosure of the pledged interests shall be a Default under the Loan Documents.
11.3    Certificates of Ownership. Borrower shall deliver to Lender, at any time and from time to time, not more than five (5) days after Lender’s written request therefor, a certificate, in form acceptable to Lender, signed and dated by Borrower, listing the names of all Persons holding direct or indirect legal or beneficial interests in the Property or any Restricted Party and the type and amount of each such interest.
ARTICLE 12
MISCELLANEOUS PROVISIONS
12.1    Indemnity. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THE FRANCHISE AGREEMENT, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE THEREOF, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE MORTGAGE, ANY FORECLOSURE PROCEEDING, ANY FORECLOSURE SALE, ANY DELIVERY OF ANY DEED IN LIEU OF FORECLOSURE, OR ANY RELEASE OF RECORD OF THE MORTGAGE.
12.2    Form of Documents. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

12.3    No Third Parties Benefited. No Person other than Lender, Borrower and Operating Lessee and their permitted successors and assigns shall have any right of action under any of the Loan Documents.
12.4    Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.
12.5    Attorney-in-Fact. Each of Borrower and Operating Lessee hereby irrevocably appoints and authorizes Lender, as Borrower’s and Operating Lessee’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.
12.6    Actions. Each of Borrower and Operating Lessee agrees that Lender, in exercising the rights, duties or liabilities of Lender, Borrower or Operating Lessee under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, or the Loan Documents and Borrower and/or Operating Lessee shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.
12.7    Right of Contest. Borrower or Operating Lessee may contest in good faith any claim, demand, levy or assessment by any Person other than Lender which would constitute a Default if: (a) Borrower or Operating Lessee pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower or Operating Lessee deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s and Operating Lessee’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.
12.8    Relationship of Parties. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or Operating Lessee or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

12.9    Delay Outside Lender’s Control. Lender shall not be liable in any way to Borrower or Operating Lessee or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.
12.10    Attorneys’ Fees and Expenses; Enforcement. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower or Operating Lessee, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.
12.11    Immediately Available Funds. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.
12.12    Lender’s Consent. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that any such action shall not be binding upon Lender unless its consent, right or judgment is exercised in writing in a reasonable manner given the specific facts and circumstance applicable at the time.
12.13    Loan Sales and Participation; Disclosure of Information.
(a)    Each of Borrower and Operating Lessee agrees that Lender may elect, at any time, to sell, assign or grant participation in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion (“Participant”). Each of Borrower and Operating Lessee further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, Borrower, Operating Lessee, any partner, joint venturer or member of either Borrower or Operating Lessee, any constituent partner, joint venturer or member of Borrower, Operating Lessee, Guarantor and any Indemnitor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves.
(b)    In connection with any such sale, assignment or participation, each of Borrower and Operating Lessee further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower and Operating Lessee to each purchaser, assignee, or participant, and upon written request by Lender, each of Borrower and Operating Lessee shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant; provided that no such amendment or modification contemplated in this Section 12.13(b) shall (i) result in any material economic change in the transaction, (ii) decrease the time periods during which Borrower or Operating Lessee are permitted to perform their respective obligations under the Loan Documents or (iii) otherwise materially increase the obligations, or materially decrease the rights, of Borrower, Operating Lessee, or Guarantor under the Loan Documents.
Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.
12.14    Intentionally Omitted.
12.15    Lender’s Agents. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such Person or to Lender in reimbursement of such costs, as applicable.
12.16    Tax Service. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Lender.
12.17    Severability. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

12.18    Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.
12.19    Time. Time is of the essence of each and every term of this Agreement.
12.20    Headings. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.
12.21    Governing Law.
(a)    THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, THE RELATIONSHIP OF THE PARTIES HEREUNDER AND THEREUNDER, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION AND PRIORITY IS COVERED BY ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:
Perkins Coie LLP
30 Rockefeller Plaza
22nd Floor
New York, New York 10112
Attention: Schuyler G. Carroll, Managing Partner
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
12.22    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower or Operating Lessee therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower or Operating Lessee, shall entitle Borrower or Operating Lessee to any other or future notice or demand in the same, similar to other circumstances.
12.23    USA Patriot Act Notice, Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender (for itself and/or as

Agent for all Lenders hereunder) may from time-to-time request, and each of Borrower and Operating Lessee shall provide to Lender, Borrower’s and Operating Lessee’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
12.24    Integration; Interpretation. The Loan Documents contain or express]y incorporate by reference the entire agreement of the parties with respect to all matters related to the Loan and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.
12.25    Joint and Several Liability. The liability of all Persons obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.
12.26    Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
12.27    WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
12.28    Limitation on Personal Liability of Shareholders, Partners and Members. Notwithstanding anything to the contrary contained in any Loan Document, none of the constituent shareholders, partners or members (direct or indirect) in Borrower shall have any liability whatsoever for the payment or performance of any of Borrower or Operating Lessee’s respective obligations under the Loan Documents; provided the foregoing shall not limit the liability of any such Person under any guaranty executed by such Person for the benefit of Lender in connection with the Loan. Without limiting in any manner the generality of the foregoing, Lender shall have no right to recover from any constituent shareholders, partner or member (direct or indirect) in Borrower or Operating Lessee in any Distribution from Borrower or Operating Lessee; provided, however, that nothing in this Section 12.28 is intended, or shall be deemed, to constitute a waiver of any rights Lender may have under the Bankruptcy Code or other applicable law with respect to fraudulent transfers of conveyances.

IN WITNESS WHEREOF, Borrower, Operating Lessee and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“BORROWER”
IC MYRTLE BEACH LLC, a Delaware limited liability company
By:    IC Myrtle Beach Manager LLC, a Delaware
    limited liability company, its manager

By:	/s/ Kenneth H. Fearn
	Name:	Kenneth H. Fearn
	Title:	President
Borrower’s Address:
c/o Integrated Capital, LLC
11100 Santa Monica Boulevard
Suite 360
Los Angeles, California 90025
Attention: Stewart C. Cushman
With a Copy to:
Perkins Coie LLP
131 S. Dearborn St. Suite 1700
Chicago, IL 60603-5559
Attention: Daniel G.M. Marre
And a further Copy to:
KBS Capital Advisors
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: Brian Ragsdale

(Signatures continue on following pages)

[WFB – Integrated/KBS – Springmaid – Loan Agreement]

“OPERATING LESSEE”
IC MYRTLE BEACH OPERATIONS LLC (f/k/a IC Myrtle Beach TRS LLC), a Delaware limited liability company
By:    IC Myrtle Beach Manager LLC, a Delaware
    limited liability company, its manager

By:	/s/ Kenneth H. Fearn
	Name:	Kenneth H. Fearn
	Title:	President
Operating Lessee’s Address:
c/o Integrated Capital, LLC
11100 Santa Monica Boulevard
Suite 360
Los Angeles, California 90025
Attention: Stewart C. Cushman
With a Copy to:
Perkins Coie LLP
131 S. Dearborn St. Suite 1700
Chicago, IL 60603-5559
Attention: Daniel G.M. Marre
And a further Copy to:
KBS Capital Advisors
620 Newport Center Drive
Suite 1300
Newport Beach, California 92660
Attention: Brian Ragsdale

(Signatures continue on following page)

[WFB – Integrated/KBS – Springmaid – Loan Agreement]

“LENDER”
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Anna Chung
	Name:	Anna Chung
	Title:	Vice President
Lender’s Address:
Wells Fargo Bank, National Association
Hospitality Finance Group
333 S. Grand Ave., 9th Floor
Los Angeles, CA 90071
Attention: Anna Chung
With a copy to:
Wells Fargo Bank, National Association
Hospitality Finance Group
301 S. College Street, 4th Floor
Charlotte, NC 28202
Attention: Carlette Mings

[WFB – Integrated/KBS – Springmaid – Loan Agreement]

Schedule 6.6
Litigation
None.

Schedule 6.6

Schedule 8.15

Accounts

Account Type	Account Number	Account Bank
Seasonal Working Capital Reserve Account	4942764531	Wells Fargo Bank, National Association
Interest Reserve Account	4942764556	Wells Fargo Bank, National Association
Owner’s Remittance Account	4942764549	Wells Fargo Bank, National Association
Borrower’s Account	4126175744	Wells Fargo Bank, National Association
Hotel Operations Account	1291762719	Bank of America, N.A.
FF&E Reserve Account	4126225705	Wells Fargo Bank, National Association

Schedule 8.26
Certification of Debt Service Coverage Ratio

MONTHLY OPERATING STATEMENT (must be attached)
DATE: Trailing 12 Months (“TTM”) ending
Gross Operating Revenues for TTM		______________________
Gross Operating Expenses for TTM		______________________
Less Adjustments:
(1) Greater of:
(a) Actual Base Management Fees for TTM	______________
(b) 3% of Gross Operating Revenues for TTM	______________
______________________ (if b ≥ a, then b minus a)
(2) Greater of:
(a) Actual FF&E Reserves for TTM	______________
(b) 4% of Gross Operating Revenues for TTM	______________
______________________ (if b ≥ a, then b minus a)
(3) Provided they are fully subordinate to the Loan, Incentive Management Fee
______________________
Adjusted Gross Operating Expenses
(Gross Operating Expenses plus Adjustments)		______________________

Adjusted Net Operating Income for TTM
(Gross Operating Revenues less Adjusted Gross Operating Expenses		______________________

Debt Service:
(1) Greater of:
Greater of the following multiplied by the Outstanding Principal Balance of the Note:	______________
(a) 10%	______________
(b) 10-year Treasury plus 3.00% and 25-year amortization	______________
______________________
Debt Service Coverage Ratio (“DSCR”)
(Adjusted NOI divided by Debt Service)		______________________
Applicable DSCR Requirement

EXHIBIT A
LEGAL DESCRIPTION
Parcel 1

All that certain piece, parcel or tract of land situate, lying and being in Myrtle Beach, Socastee Township, South Carolina, shown and designated as PARCEL I, on a plat entitled “BOUNDARY SURVEY AND BUILDING LOCATION OF SPRINGMAID BEACH SURVEYED FOR LEROY SPRINGS & COMPANY, INC., LOCATED SOUTH OF MYRTLE BEACH, HORRY COUNTY, S.C.” prepared by Robert L. Bellamy & Associates, Inc., dated March 15, 1994, having latest revision date of July 8, 1994, and recorded July 12, 1994, in Plat Book 130, Page 141 in the Office of the Register of Deeds for Horry County, reference to which is hereby craved for a more complete description.

Also being shown on that certain ALTA/ACSM LAND TITLE SURVEY prepared by by Robert L. Bellamy & Associates, Inc., under seal of Donald E. Thomas, SCPLS #17575, dated September 5, 2014, and last revised December 17, 2014, and more fully described as follows, according to said plat:

Commencing at the intersection of the southern right-of-way of South Ocean Boulevard (South Carolina Highway No. 73) and the northwestern right-of-way of Springmaid Boulevard; thence along the right-of-way of Springmaid Boulevard in a southwesterly direction for approximately 442.4 feet to a PK nail, at the Point of Beginning (P.O.B.) for Parcel 1; thence S43°38’56”W for a distance of 1000.12 feet to a PK nail; thence S46°21’04”E for a distance of 2.50 feet to a PK nail; thence S43°38’56”W for a distance of 431.34 feet to a concrete monument; thence N48°00’04”W for a distance of 500.40 feet to an iron pin; thence N43°40’08”E for a distance of 1213.69 feet to an iron pin; thence N80°23’21”E for a distance of 128.94 feet to an iron pin; thence S47°33’02”E for a distance of 76.40 feet to a PK nail; thence N43°59’16”E for a distance of 25.54 feet to a PK nail; thence N22°46’52”E for a distance of 16.02 feet to a PK nail; thence N03°12’54”W for a distance of 32.14 feet to an iron pin; thence N80°21’04”E for a distance of 80.85 feet to an iron pin; thence S46°20’26”E for a distance of 324.45 feet to a PK nail being the point of beginning. Said parcel contains 15.93 acres and is located in Socastee Township, Horry County, South Carolina.

TOGETHER with those certain easements, rights, and agreements as set forth in that certain Joint Access, Easement and Maintenance Agreement by and between Leroy Springs & Company, Inc., and City of Myrtle Beach dated November 12, 2014, and recorded December 12, 2014, in Book 3785, Page 229 in the Office of the Register of Deeds for Horry County.

Parcel 2

All that certain piece, parcel or tract of land situate, lying and being in Myrtle Beach, Socastee Township, South Carolina, shown and designated as PARCEL 2, on a plat entitled “BOUNDARY SURVEY AND BUILDING LOCATION OF SPRINGMAID BEACH SURVEYED FOR LEROY SPRINGS & COMPANY, INC., LOCATED SOUTH OF MYRTLE BEACH, HORRY COUNTY, S.C.” prepared by Robert L. Bellamy & Associates, Inc., dated March 15, 1994, having latest revision date of July 8, 1994, and recorded July 12, 1994, in Plat Book 130, Page 141 in the Office of the Register of Deeds for Horry County, reference to which is craved more a more complete description.

Also being shown on that certain ALTA/ACSM LAND TITLE SURVEY prepared by by Robert L. Bellamy & Associates, Inc., under seal of Donald E. Thomas, SCPLS #17575, dated September 5, 2014, and last revised December 17, 2014, and more fully described as follows, according to said plat:

Commencing at the intersection of the southeastern right-of-way of Springmaid Boulevard and the northeastern right-of-way of Nash Street at an iron pin at the Point of Beginning (P.O.B.) for Parcel 2; thence N43°38’56”E for a distance of 169.38 feet to an iron pin; thence N46°21’04”W for a distance of 2.50 feet to an iron pin; thence N43°38’56”E for a distance of 1000.10 feet to an iron pin; thence S46°22’26”E for a distance of 437.92 feet to an iron pin; thence S33°20’32”W for a distance of 417.22 feet to a computed point; thence S44°03’33”W for a distance of 384.10 feet to a computed point; thence S41°55’07”W for a distance of 260.85 feet to a computed point; thence N46°51’22”W for a distance of 25.92 feet to a computed point; thence S41°39’49”W for a distance of 110.18 feet to a computed point; thence N46°48’57”W for a distance of 493.12 feet to an iron pin being the Point of Beginning. Said parcel contains 13.32 acres and is located in Socastee Township, Horry County, South Carolina.

For Informational Purposes Only: Parcels 1 and 2 – TMS # 186-12-01-008

Parcel 3

All that certain piece, parcel or tract of land situate, lying and being in Myrtle Beach, Socastee Township, South Carolina, shown and designated as PARCEL 3, on a plat entitled “BOUNDARY SURVEY AND BUILDING LOCATION OF SPRINGMAID BEACH SURVEYED FOR LEROY SPRINGS & COMPANY, INC., LOCATED SOUTH OF MYRTLE BEACH, HORRY COUNTY, S.C.” prepared by Robert L. Bellamy & Associates, Inc., dated March 15, 1994, having latest revision date of July 8, 1994, and recorded July 12, 1994, in Plat Book 130, Page 141 in the Office of the Register of Deeds for Horry County, reference to which is craved for a more complete description.

Also being shown on that certain ALTA/ACSM LAND TITLE SURVEY prepared by by Robert L. Bellamy & Associates, Inc., under seal of Donald E. Thomas, SCPLS #17575, dated September 5, 2014, and last revised December 17, 2014, and more fully described as follows, according to said plat:

Commencing at the intersection of the southeastern right-of-way of Davis Street and the southwestern right-of-way of Nash Street; thence along the right-of-way of Nash Street S46°48’57”E for a distance of 130.01 feet to an iron pin at the Point of Beginning (P.O.B.) for Parcel 3; thence S46°48’57”E for a distance of 150.00 feet to a computed point; thence S41°33’07”W for a distance of 199.89 feet to a computed point; thence N46°45’25”W for a distance of 150.00 feet to an iron pin; thence N41°33’02”E for a distance of 199.74 feet to an iron pin being the Point of Beginning. Said parcel contains 0.69 acres and is located in Socastee Township, Horry County, South Carolina.

For informational purposes only: TMS # 186-12-01-001

Parcel 4

All those pieces, parcels or lots of land, situate, lying and being in Socastee Township, Horry County, South Carolina, being shown and designated as “LOT 1 1,636 sq. ft. 0.04 AC”, “LOT 2 1,615 sq. ft. 0.04 AC.”, “LOT 3 1,615 sq. ft. 0.04 AC”, “LOT 4 1,638 sq. ft. 0.04 AC”, “LOT 5 1,696 sq. ft. 0.04 AC”, “LOT 6 2,016 sq. ft. 0.05 AC”, “LOT 7 1,891 sq. ft. 0.04 AC”, “LOT 8 1,622 sq. ft. 0.04 AC”, “LOT 9 1,649 sq. ft. 0.04 AC”, “LOT 10 1,602 sq. ft. 0.04 AC”, “LOT 11 1,617 sq. ft. 0.04 AC” and “COMMON AREA (DRIVE & ACCESS EASEMENT) 7,399 sq. ft. 0.17AC” on a plat entitled “SUBDIVISION PLAT OF CAMPGROUND II (NASH) MADE UP OF LOTS 4, 5, & 6, AND 30’ ALLEY (FORMERLY BEACH STREET), SOCASTEE TOWNSHIP, HORRY COUNTY, SOUTH CAROLINA PREPARED FOR: LEROY SPRINGS & COMPANY, INC.”, prepared by Robert L. Bellamy & Associates, Inc., dated June 27, 2011, and recorded in Plat Book 253, Page 262 in the Office of the Register of Deeds for Horry County, reference to which is craved for a more complete description.

Being the same property conveyed to IC Myrtle Beach LLC by deed of Leroy Springs and Company, Inc., dated December 30, 2014, and recorded prior to the recording of this instrument, with the leasehold interest being granted to IC Myrtle Beach Operations LLC pursuant to that certain Lease dated December 30, 2014, which is evidenced by a Memorandum of Lease recorded prior to the recording of this instrument.

For Informational Purposes Only:

TMS # 186-12-01-058 – Lot 1                TMS # 186-12-01-067 – Lot 10
TMS # 186-12-01-059 – Lot 2                TMS # 186-12-01-068 – Lot 11
TMS # 186-12-01-060 – Lot 3                TMS # 186-12-01-069 – Common Area
TMS # 186-12-01-061 – Lot 4
TMS # 186-12-01-062 – Lot 5
TMS # 186-12-01-063 – Lot 6
TMS # 186-12-01-064 – Lot 7
TMS # 186-12-01-065 – Lot 8
TMS # 186-12-01-066 – Lot 9

EXHIBIT B
LOAN DOCUMENTS AND OTHER RELATED DOCUMENTS
All documents dated as of December 30, 2014, unless otherwise noted. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement to which this Exhibit B is attached.
LOAN DOCUMENTS

1.	Loan Agreement between Borrower, Operating Lessee and Lender.

2.	Promissory Note Secured by Mortgage (One-Month LIBO Rate, Adjusted Monthly) in the original principal amount of $38,000,000 made by Borrower to the order of Lender.

3.
Fee and Leasehold Construction Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing made by Borrower and Operating Lessee for the benefit of Lender covering the real property described therein.

4.	Assignment of Rents and Leases made by Borrower and Operating Lessee for the benefit of Lender.

5.	Collateral Assignment of Contracts and Licenses made by Borrower and Operating Lessee for the benefit of Lender.

6.	Pledge Agreement Regarding Liquor License made by Operating Lessee for the benefit of Lender.

7.	Intellectual Property Security Agreement made by Borrower and Operating Lessee for the benefit of Lender.

8.	Assignment, Consent and Subordination of Lease Agreement made by Borrower and Operating Lessee for the benefit of Lender.

9.	Assignment, Subordination, Non-Disturbance and Attornment Agreement entered into by and between Borrower, Operating Lessee, Manager and Lender.

10.	Assignment and Subordination of Asset Management Agreement made by Borrower and the Operating Lessee for the benefit of Lender, and acknowledged and consented to by Asset Manager.

11.
Assignment of Development Services Agreement and Subordination of Development Services Agreement and Fees made by Borrower for the benefit of Lender, and consented and agreed to by Development Manager.

12.	Assignment of Interest Rate Protection Agreement made by Borrower in favor of Lender and consented to by Counterparty Bank (as defined therein).

13.	Letter agreement regarding post-closing requirements between Borrower, Operating Lessee and Lender.
OTHER RELATED DOCUMENTS

1.	Completion Guaranty made by Guarantor in favor of Lender.

2.	Limited Guaranty made by Guarantor in favor of Lender.

3.	Equity Contribution Guaranty made by Guarantor in favor of Lender.

EXHIBIT C
CONTRACTS
[Attached]

EXHIBIT D
VEHICLES
[Attached]

EXHIBIT E
DISBURSEMENT INSTRUCTION AGREEMENT

[Attached]

EXHIBIT F
COMPLIANCE CERTIFICATE

Exhibit F to LOAN AGREEMENT between IC MYRTLE BEACH LLC, a Delaware limited liability company, as “Borrower”, IC MYRTLE BEACH OPERATIONS LLC, a Delaware limited liability company, as “Operating Lessee”, and Wells Fargo Bank, National Association, as “Lender”, dated as of December 30, 2014.
COMPLIANCE CERTIFICATE
To:    Lender party to the Loan Agreement described below
This Certificate is furnished pursuant to Sections 9.6 of that certain Loan Agreement dated as of December 30, 2014 (as amended, modified, renewed or extended from time to time, the “Agreement”) between Borrower, Operating Lessee and Lender. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the _____________________________ [Officer Title] of IC Myrtle Beach Manager LLC, a Delaware limited liability company, the manager of Borrower.
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the operations of Borrower during the period covered by the attached operating statements.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or event or condition which, with the giving of notice or the passage of time or both, would constitute a Default, during or at the end of the period covered by the attached operating statements or as of the date of this Certificate, except as set forth below.
4.     Schedule F-1 attached hereto sets forth financial data and computations required to establish the DSCR as set forth in the Agreement, all of which data and computations are true, complete and correct in all material respects.
Described below are the exceptions, if any, to paragraph 3, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

EThe foregoing certifications, together with the computations set forth in Schedule F-1 hereto and the operating statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ________, 201__.

SCHEDULE F-1
.

MONTHLY OPERATING STATEMENT (must be attached)
DATE: Trailing 12 Months (“TTM”) ending
Gross Operating Revenues for TTM		______________________
Gross Operating Expenses for TTM		______________________
Less Adjustments:
(1) Greater of:
(a) Actual Base Management Fees for TTM	______________
(b) 3% of Gross Operating Revenues for TTM	______________
______________________ (if b ≥ a, then b minus a)
(2) Greater of:
(a) Actual FF&E Reserves for TTM	______________
(b) 4% of Gross Operating Revenues for TTM	______________
______________________ (if b ≥ a, then b minus a)
(3) Provided they are fully subordinate to the Loan, Incentive Management Fee
______________________
Adjusted Gross Operating Expenses
(Gross Operating Expenses plus Adjustments)		______________________

Adjusted Net Operating Income for TTM
(Gross Operating Revenues less Adjusted Gross Operating Expenses		______________________

Debt Service:
(1) Greater of:
Greater of the following multiplied by the Outstanding Principal Balance of the Note:	______________
(a) 10%	______________
(b) 10-year Treasury plus 3.00% and 25-year amortization	______________
______________________
Debt Service Coverage Ratio (“DSCR”)
(Adjusted NOI divided by Debt Service)		______________________
Applicable DSCR Requirement		______________________

EEXHIBIT G – FORM OF ASSIGNMENT OF CONSTRUCTION AGREEMENTS

[Attached]

EEXHIBIT H – FORM OF ASSIGNMENT OF ARCHITECTURAL AGREEMENTS AND PLANS AND SPECIFICATIONS

[Attached]

EXHIBIT I

ADDITIONAL RENOVATION PLANS

Those Renovations relating to guest room upgrades and the renovations/PIP required under the Management Agreement and specifically identified in the Renovation Budget as not having Plans and Specifications.

EXHIBIT J

RENOVATION BUDGET

[Attached]

SFI-620880898v9